EXHIBIT 4.14



                         Shareholders
                         Agreement

                         relating to The Communications Group
                         Holdings Pty Limited
                         --------------------------------------

                         The Communications Group Holdings Pty Limited

                         Cordiant Communications (Australia) Pty Limited

                         TCG Nominee Pty Limited as trustee of the TCG Trust

                         Those persons listed in Schedule 7

                         Bain Pacific Associates, LLC

                         BCIP Associates II

                         BCIP Associates II-B

                         Pacific Equity Partners Fund I Pty Limited

                         Pacific Equity Partners (NZ) Limited

                         PEP Co-Investment Pty Limited

                         PEP Investment Pty Limited

                         Those persons listed in Schedule 9






                             MinterEllison
                             ---------------------------
                                                LAWYERS



                             AURORA PLACE, 88 PHILLIP STREET,
                             SYDNEY  NSW  2000, DX 117 SYDNEY
                             TEL: +61 2 9921 8888 FAX: +61 2 9921 8123
                             www.minterellison.com

Shareholders Agreement
relating to The Communications Group Holdings Pty Limited

-----------------------------------------------------------------------------

Details                                                               6

Agreed terms                                                          9

1.       Defined terms & interpretation                               9
1.1      Defined terms                                                9
1.2      Interpretation                                              12

2.       Objectives and business                                     13
2.1      Objectives                                                  13
2.2      Just and faithful                                           14
2.3      Business                                                    14

3.       Boards                                                      14
3.1      The Company                                                 14
3.2      The Group                                                   14

4.       Management of the Group                                     14

5.       Approval requirements                                       15
5.1      Minority Approval                                           15
5.2      Board Approval                                              15
5.3      Company covenants                                           16

6.       Business plan                                               16
6.1      Initial Business Plan                                       16
6.2      Subsequent Business Plans                                   16
6.3      Failure to adopt a Business Plan                            17
6.4      Variation of Business Plan                                  17

7.       Financial and other reporting                               17
7.1      Provision of Reports                                        17
7.2      Confidentiality                                             17

8.       Accounts and records                                        17
8.1      Records and Accounting Books                                17
8.2      Access by Directors                                         17
8.3      Disclosure by Directors                                     17
8.4      Investment Agreement                                        18

9.       Dividend policy                                             18

10.      Issue of Equity Securities                                  18
10.1     No obligation                                               18
10.2     Board approval                                              18
10.3     Offer to existing Shareholders                              18
10.4     Offer of Equity Securities                                  18
10.5     Subscription Notice                                         18

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10.6     Notification                                                19
10.7     Additional Equity Securities                                19
10.8     Offer of Remaining Equity Securities                        19
10.9     Remaining Equity Securities                                 19
10.10    Deed of Accession                                           19
10.11    Excluded Issue                                              19

11.      Management equity                                           20
11.1     Equity issue                                                20
11.2     Cessation of employment                                     20
11.3     Determination of Market Value                               20
11.4     Departing Unitholder                                        21

12.      Restrictions on Transfer                                    21
12.1     No Transfer                                                 21
12.2     Approval of Transfer                                        21
12.3     Permitted Transfers                                         21
12.4     Security                                                    21
12.5     Change of Permitted Transferee                              22
12.6     Deed of Accession                                           22

13.      Drag Along rights                                           22
13.1     Drag Along Notice                                           22
13.2     Settlement Date                                             22
13.3     Revocation                                                  23
13.4     Attorney                                                    23

14.      Tag Along                                                   23
14.1     Sale Notice                                                 23
14.3     Sale by the Selling Shareholder(s)                          23
14.4     Settlement Date                                             24
14.5     Attorney                                                    24
14.6     Revocation                                                  24

15.      Formal Sale Process                                         24
15.1     Service of Notice                                           24
15.2     Formal Sale Process                                         24
15.3     Sale of Share Capital                                       25
15.4     Sale of Non Cordiant Shares to Cordiant                     26
15.5     Payment for Trade Sale or Sale of Share Capital             26
15.6     Attorney                                                    26
15.7     Listing                                                     26
15.8     Sell Down                                                   27
15.9     Lock-Up                                                     27
15.10    Participation                                               27
15.11    Do all things                                               27
15.12    Additional obligations of the Company                       27

16.      Cordiant exit rights                                        28
16.1     Sale of Cordiant Shares                                     28
16.2     Offer of Cordiant Shares                                    28
16.3     Transfer Notice                                             28

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16.4     Notification                                                28
16.5     Additional Cordiant Sale Shares                             28
16.6     Offer of Remaining Cordiant Sale Shares                     29
16.7     Remaining Cordiant Sale Shares                              29
16.8     Deed of Accession                                           29
16.9     Change of Control                                           29
16.10    Meaning of Change in Control                                30

17.      Management warranties                                       30
17.1     Warranties                                                  30
17.2     Limitation of Liability                                     30
17.3     Caps on liability                                           31

18.      Warranties regarding capacity and status                    31

19.      Confidentiality                                             32
19.1     Obligation to keep Confidential                             32
19.2     No announcement                                             32
19.3     Exceptions                                                  32
19.4     Survival of Termination                                     33
19.5     Technical Information                                       33

20.      Termination                                                 33
20.1     Automatic Termination                                       33
20.2     No prejudice                                                33

21.      Specific performance                                        33
21.1     Injunction                                                  33
21.2     Confirmation                                                34

22.      Fees                                                        34
22.1     Advisory fees                                               34
22.2     Management Fees                                             34
22.3     TCG Trust Expenses                                          34

23.      Other provisions                                            34
23.1     Unitholders                                                 34
23.2     Management Subscription                                     34
23.3     Entire Agreement                                            35
23.4     No Agreements                                               35
23.5     Disclosure of future agreements                             35
23.6     Subsidiaries                                                35
23.7     No Waiver                                                   35
23.8     Waiver in writing                                           35
23.9     Duration of provisions                                      35
23.10    Assignment                                                  35
23.11    Costs                                                       35
23.12    Governing Law                                               35
23.13    Jurisdiction                                                36
23.14    Further action                                              36
23.15    Counterparts                                                36
23.16    Unlawful provisions                                         36
23.17    No relationship                                             36
23.18    No authority                                                36

23.19    Consent                                                     36
23.20    Amendment of Agreement                                      36
23.21    Distributions and realisations                              36
23.22    Limitations on liabilities                                  36

24.      Notices                                                     37
24.1     Address for service                                         37
24.2     Time of service                                             37
24.3     Execution                                                   37
24.4     Service permitted by law                                    37
24.5     Meaning of notice                                           37

25.      Paramountcy                                                 37

26.      Campaign Palace                                             37
26.1     Cordiant obligations                                        37
26.2     Directors involvement                                       38
26.3     Disclosure of information                                   38
26.4     Company obligations                                         38

27.      Network Agreement                                           38

Schedule 1 - Board of Directors                                      40

Schedule 2 - Minority rights                                         44

Schedule 3 - Company covenants                                       45

Schedule 4 - Financial and other reporting                           46

Schedule 5 - Deed of Accession                                       47

Schedule 6 - Investors                                               48

Schedule 7 - Management Shareholders                                 49

Schedule 8 - Warranties                                              50

Schedule 9 - Management Warrantors                                   53

Schedule 10 - Management Disclosures                                 54

Schedule 11 - Matters requiring Board approval                       55

Signing page                                                         57

Annexure A - Incentive Plan                                          67

Annexure B - Power of attorney                                       68

Annexure C - Investment Services Agreement                           69


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                                                                          page 5


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Details
------------------------------------------------------------------------------
Date

Parties

Name                        The Communications Group Holdings Pty Limited
ACN                         104 455 003
Short form name             Company
Notice details              C/-35 Clarence Street, Sydney, NSW 2000
                            Facsimile: 02 9778 7585
                            Attention: Ian Smith

                            With a copy to: Pacific Equity Partners Pty Limited, Level 36, Chifley Tower, 2 Chifley Square, Sydney, New South Wales, 2000 Facsimile: + 61 2 9231 2804
                            Attention: Tim Sims


Name                        Those persons whose names and addresses are listed
                            in Schedule 7
Short form name             Management Shareholders
Notice details              C/- 35 Clarence Street, Sydney, NSW 2000
                            Facsimile: 02 9778 7585
                            Attention: Ian Smith

Name                        TCG Nominee Pty Limited as trustee of the TCG Trust
Short form name             Trustee
Notice details              C/- 35 Clarence Street, Sydney, NSW 2000
                            Facsimile: 02 9778 7585
                            Attention: Ian Smith

Name                        Cordiant Communications (Australia) Pty Limited
ACN                         082 292 019
Short form name             Cordiant
Notice details              Cordiant Communications Group plc, 1-5 Midford
                            Place, London W1T 5BH
                            Facsimile: + 44 207 706 3820
                            Attention: Andy Boland


                            And a copy to: Freehills, MLC Centre, Martin Place, Sydney NSW 2000
                            Facsimile: 02 9322 4000
                            Attention Al Donald

Name                        Bain Pacific Associates, LLC

Notice details              C/- Bain Capital LLC, 111 Huntington Avenue, Boston,
                            Massachusetts, 02199,
                            United States of America
                            Facsimile: + 1 617 516 2010
                            Attention: Stephen Zide



Name                        BCIP Associates II

Notice details              C/- Bain Capital LLC, 111 Huntington Avenue, Boston,
                            Massachusetts, 02199,
                            United States of America
                            Facsimile: + 1 617 516 2010
                            Attention: Stephen Zide


Name                        BCIP Associates II-B

Notice details              C/- Bain Capital LLC, 111 Huntington Avenue, Boston,
                            Massachusetts, 02199,
                            United States of America
                            Facsimile: + 1 617 516 2010
                            Attention: Stephen Zide


Name                        Pacific Equity Partners Fund I Pty Limited

ACN                         083 026 822
Notice details              C/- Pacific Equity Partners Pty Limited, Level 36,
                            Chifley Tower, 2 Chifley
                            Square, Sydney, New South Wales, 2000
                            Facsimile: + 61 2 9231 2804
                            Attention: Tim Sims


Name                        Pacific Equity Partners (NZ) Limited

Notice details              C/- Chapman Tripp Sheffield Young, Level 35, Coopers
                            & Lybrand Tower,
                            23-29 Albert Street, Auckland, New Zealand
                            Facsimile: + 61 2 9231 2804
                            Attention: Tim Sims


Name                        PEP Co-Investment Pty Limited

ACN                         083 026 859
Notice details              C/- Pacific Equity Partners Pty Limited, Level 36,
                            Chifley Tower, 2 Chifley
                            Square, Sydney, New South Wales, 2000
                            Facsimile: + 61 2 9231 2804
                            Attention: Tim Sims


Name                        PEP Investment Pty Limited

ACN                         083 926 084
Notice details              C/- Pacific Equity Partners Pty Limited, Level 36,
                            Chifley Tower, 2 Chifley Square,
                            Sydney, New South Wales, 2000
                            Facsimile: + 61 2 9231 2804
                            Attention: Tim Sims

Name                        Those persons whose names and addresses are listed
                            in Schedule 9
Short form name             Management Warrantors
Notice details              C/- 35 Clarence Street, Sydney, NSW 2000
                            Facsimile: 02 9778 7585
                            Attention: Ian Smith


Background

A The Company is a company limited by shares incorporated on 16 April 2003 with the name George Patterson Holdings Pty Ltd. It changed its name to The Communications Group Holdings Pty Limited on 24 April 2003.

B The Company has agreed to purchase the entire issued share capital of CCGA on the terms set out in the Investment Agreement and to offer Management the opportunity to participate in the transaction by offering them shares (either directly or through the TCG Trust) in the Company.

C This Agreement records the terms and conditions agreed by the Parties for the financing, management and control of the Company and the Group.

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Agreed terms
----------------------------------------------------------------------------


1.   Defined terms & interpretation

1.1  Defined terms

     In this document except where the context otherwise requires:

     Accounts has the meaning given in the Investment Agreement.

     Accounts Date has the meaning given in the Investment Agreement.

     Accounting Standards means the Australian Accounting Standards from time to time and if and to the extent that any matter is not covered by the Australian Accounting Standards means generally accepted accounting principles applied from time to time in Australia for a company similar to the Company.

     Acquisition Transaction means the acquisition of all the shares in CCGA.

     Act means the Corporations Act 2001 (Cth).

     Affiliate means in relation to a person:

     (a)  an entity or investment fund Controlled by the person; or

     (b) an entity or person Controlled by, under common Control with, or which Controls the person.

     Agreement means this agreement including its schedules, annexures and exhibits.

     Auditors means the auditors of the Company from time to time.

     Bain Funds has the meaning given in the Investment Agreement.

     Board means the board of directors of the Company as constituted from time to time.

     Business means the businesses of the Group from time to time .

     Business Day means any day other than a Saturday, Sunday, bank holiday or public holiday in Sydney, New South Wales and London.

     Business Plan means the program current from time to time for the conduct of the Business during the current Financial Year and the next two Financial Years, comprising:

     (a)  a business plan including the proposed or projected:

          (i)  agreed activities of the Business;

          (ii) marketing plans;

          (iii) sales targets;

          (iv) profit and loss statement, profitability, cashflow statements and balance sheet;

          (v)  capital expenditure;

          (vi) financing plans including proposed debt and equity funding;

          (vii) staffing requirements;

          (viii) research and development plans,
          during that period; and

     (b) a budget specifying an estimate of the income to be received and the expenses to be incurred in the Business during the current Financial Year and the next two Financial Years.

     Buyer has the meaning given in clause 13.1.

     Campaign Palace means the business of Black Book Holdings Pty Ltd and its subsidiaries or any other entities owned or controlled by Cordiant UK which conduct business under the trading name 'The Campaign Palace'.

     CCGA means Cordiant Communications Group Australia Pty Limited.

     Chief Executive Officer means the chief executive officer of the Group from time to time.

     Completion means completion of the Acquisition Transaction.

     Conditions has the meaning given in the Investment Agreement.

     Confidential Information means any of the following which is not in the public domain:

     (a) all data bases, source codes, methodologies, manuals, artwork, advertising manuals, trade secrets and all financial, accounting, marketing and technical information, customer and supplier lists, know-how, technology, operating procedures and other information of a Group Company or of a Shareholder or its transactions and affairs;

     (b) all notes and reports incorporating or derived from information referred to in paragraph (a); and

     (c) all copies of the information, notes and reports referred to in paragraph (a).

     Constitution means the Constitution of the Company, as amended from time to time in accordance with this Agreement.

     Control in respect of an entity or a trust estate means:

     (a) control of the composition of the board of directors of the entity or the trustee of the entity or the general partner or manager of the entity (where the entity is a partnership or limited partnership or limited liability corporation);

     (b) control of more than one half of the voting rights attaching to issued shares in the entity or trustee of the entity or the general partner or manager of the entity (where the entity is a partnership or limited partnership or limited liability corporation); or

     (c) control of more than one half of the issued capital of the entity or trustee of the entity or the general partner or manager of the entity (where the entity is a partnership or limited partnership or limited liability corporation), and includes the acquisition by any means by a person of voting rights (as that term is defined in the Act) so that they hold or control sufficient voting rights to allow that person either alone or jointly to exercise the control referred to in this definition.

     Cordiant Directors means the persons appointed as directors of the Company by Cordiant pursuant to clause 2 of Schedule 1 (and in their absence their appointed alternate Director) and Cordiant Director means any of them.

     Cordiant Shares means the Shares held from time to time by Cordiant.

     Cordiant UK means Cordiant Communications Group plc.

     Deeds of Access and Indemnity means the several deeds to be entered into in accordance with Schedule 3, by the Company and each Director respectively, all in the same form.

     Deed of Accession means a deed of accession in the form of Schedule 5.

     Directors means the directors of the Company from time to time and Director means any one of them.

     Equity Securities means ordinary shares, preference shares, options, warrants or other securities convertible into or exchangeable for Shares.

     Excluded Issue means an issue of Shares referred to in clause 10.11.

     Financial Year means the period of 12 months commencing on 1 July and ending on 30 June each year (or such other dates as the Board approves).

     Group means the Company and all of its Subsidiaries from time to time.

     Group Company means each of the Company and each Subsidiary.

     Investment Agreement means the agreement dated the same date as this agreement between Cordiant, the Company and others relating to the Acquisition Transaction..

     Investment Services Agreement means the agreement to be dated on the date of Completion and to be in the form attached as Annexure C to this agreement.

     Investors means the parties listed in Schedule 6 severally, and Investor means any one of them.

     Investors Agreement means the agreement dated the same date as this Agreement between each of the Investors with respect to, amongst other things, certain matters concerning the affairs and management of the Company.

     Investor Directors means the persons appointed as directors of the Company by the Investors pursuant to clause 2 of Schedule 1 (and in their absence their appointed alternate Director) and Investor Director means any of them.

     Listing means the listing of the Shares, or the shares of any operating Subsidiary or any Related Corporation (which has the meaning given in the Investment Agreement) on a Stock Exchange.

     Management means the Management Shareholders and the Unitholders.

     Management Accounts has the meaning given in the Investment Agreement.

     Management Directors means the persons appointed as directors of the Company by the Management Shareholders and the Trustee (acting jointly) pursuant to clause 2 of Schedule 1 (and in their absence their appointed alternate Director) and Management Director means any of them.

     Management Warrantors means those persons whose names are set in Schedule 9 and Management Warrantor means any one of them.

     Network Agreement means the agreement between Bates WorldWide Inc, Fitch Design Consultants Limited, Healthworld Corporation and various subsidiaries of the Company dated on or about the date of this Agreement.

     Parties means each of the parties to this Agreement (and any other person that executes a Deed of Accession and becomes a party to this Agreement, in accordance with this Agreement, from time to time) and Party means any one of them.

     Permitted Transferee means a person to Shares are transferred pursuant to clause 12.3.

     Proceeds means in relation to a Trade Sale and in relation to a sale of Share Capital, the total purchase price.

     Relative means, in relation to a person:

     (a) the spouse, parent, son, daughter, or brother or sister of the person; and

     (b)  any person married to any of the persons mentioned in paragraph (a).

     Respective Proportion in relation to a Shareholder means the proportion that the number of Shares from time to time held or beneficially owned by that Shareholder bears to the total number of the Share Capital from time to time.

     Selling Shareholder(s) has the meaning given in clause 13.1.

     Settlement Date has the meaning given in clause 13.1.

     Share Capital means all of the Shares on issue.

     Shares means shares in the capital of the Company.

     Shareholder means a person that is from time to time a registered holder of Shares.

     Stock Exchange means the Australian Stock Exchange or any other stock exchange approved by the Investors.

     Subsidiaries means any company that is at the time a subsidiary of the Company within the meaning of the Act.

     Summary Dismissal means termination of employment by the relevant Group Company of a member of Management where the member of Management is guilty of wilful or deliberate misconduct which is inconsistent with the continuation of the contract of employment and such conduct causes an imminent and serious risk to the health and safety of a person or the reputation, viability or profitability of the employer's business, including:

     (a)  theft, fraud, assault or like criminal offence; or

     (b) disobedience of a lawful and responsible order that is consistent with the employee's contract of employment.

     TCG Trust means the TCG Trust constituted by a trust deed dated the same date as this agreement.

     Trade Sale means the sale of one or more of the main operating Subsidiaries or the sale of the whole or a substantial part of the Business or the sale of all or substantially all of the assets of the Group under clause 15.

     Transfer means in respect of a Share, to sell, assign, transfer, convey or otherwise dispose of the Share (or any direct or indirect legal or beneficial interest in or over any rights in respect of the Share).

     Unitholders means those persons who from time to time hold units under the TCG Trust and Unitholder means any one of them.

     Warranty has the meaning given in clause 17.1.

     Warranty Claim has the meaning given in the Investment Agreement.

1.2  Interpretation

     In this Agreement unless the contrary intention appears:

     (a) the singular includes the plural and vice versa and words importing a gender include other genders;

     (b) reference to any legislation or any provision of any legislation includes any amendment, modification, consolidation or re-enactment of the legislation or any legislative provision substituted for, and all legislation and statutory instruments of, and regulations issued under, the legislation;

     (c) other grammatical forms of defined words and expressions have corresponding meanings;

     (d) a reference to a clause, paragraph, schedule, annexure or exhibit is a reference to a clause or paragraph of, or schedule, annexure or exhibit to, this Agreement and a reference to this Agreement includes its schedules, annexures and exhibits;

     (e) words importing persons or companies include firms, bodies corporate, unincorporated associations or authorities;

     (f) a reference to a person includes a reference to the person's executors, administrators, successors, substitutes and assigns;

     (g) headings are for ease of reference only and do not affect the construction of this Agreement;

     (h) a reference to '$' or 'dollar' is a reference to the amount in the lawful currency of Australia;

     (i) a reference to writing includes typewriting, printing, lithography, photography and any other mode of representing or reproducing words, figures or symbols in a permanent and visible form;

     (j) a document expressed to be an annexure or exhibit means a document a copy of which has been initialled for the purposes of identification by or on behalf of the Parties;

     (k) if any day appointed or specified by this Agreement for the payment of any money falls on a day which is not a Business Day the day appointed or specified is deemed to be the next Business Day;

     (l) a reference to the Company will be taken to include a reference to each Subsidiary of the Company from time to time and all rights and obligations of the Parties under this Agreement will apply to each Subsidiary as if a reference to the Company is also a reference to that Subsidiary; and

     (m) if any calculations relating to the issue or transfer of Shares under this Agreement result in a number that is, or includes, a fraction, that fraction will be rounded upwards to the nearest whole number.

2.   Objectives and business

2.1  Objectives

     The primary objectives of the Company are to:

     (a) acquire CCGA;

     (b) carry on the Business;

     (c)  develop and expand the Business in accordance with the Business Plan;
          and

     (d)  maximise the sustainable value of the Company.

2.2  Just and faithful

     To fulfil the objectives specified in clause 2.1 each Shareholder undertakes to each other Shareholder to:

     (a) be just and faithful to, and cooperate with, each other in relation to all matters concerning the affairs and activities of the Company;

     (b) do or cause to be done all acts necessary or desirable for the implementation of this Agreement including, without limitation, casting their votes as Shareholders, executing any necessary documents and causing their nominees to the Board to implement this Agreement; and

     (c) not unreasonably delay any action, approval, direction, determination or decision required under this Agreement.

2.3      Business

          The Company will not carry on any business other than the Business unless authorised in accordance with clauses 4 and 6.

3.       Boards

3.1      The Company

          Each Shareholder undertakes to each other Shareholder that it will exercise its rights as a holder of Shares to ensure that the composition of the Board, and the procedures for meetings of the Board, will be in accordance with and as set out in Schedule 1.

3.2      The Group

     (a) The parties shall procure that the boards of directors of all companies in the Group downstream from the Company shall consist of:

          (i)  at least two members of Management or their nominees; and

          (ii) other persons determined by the Board from time to time.

     (b) Each member of Management appointed to the board of the Company or any Subsidiaries will resign from the board of all Group Companies on termination of his or her employment contract with a Group Company. If the member of Management fails to comply with this provision, the Shareholders will revoke the appointment of such member of Management.

     (c) Both Cordiant and the Investors may each from time to time nominate a person as an observer to a Group Company. An observer appointed under this clause 3.2(c) is entitled to attend, as an observer, board meetings of such Group Company and is entitled to receive all documents and notices which a director of the Group Company receives. The Company will procure that all such notices and documents are received by the observer at the same time as received by directors of the relevant Group Company.

4.   Management of the Group

     Each Shareholder undertakes to each other Shareholder that it will exercise its rights as a holder of Shares to ensure that:

     (a) subject to clauses 3 and 4, management of the Group will be vested in the Board;

     (b) subject to clauses 3 and 4, the Group will be managed on a day to day basis by the Chief Executive Officer who will report and be responsible to the Board for the Group's activities and operations;

     (c) the Chief Executive Officer will have the power and authority to manage the Group:

          (i)  in accordance with paragraph (d) and his service agreement;

          (ii) subject to and in accordance with the Business Plan; and

     (d)  the Chief Executive Officer will be responsible for:

          (i) making recommendations to the Board regarding the allocation of options under the Incentive Plan (as defined in clause 11.1);

          (ii) management of all activities of the Group in the conduct of the Business in compliance with the Business Plan;

          (iii) the general administration of the Group;

          (iv) implementation of and compliance with the Business Plan; and

          (v) provision to the Board of full information relating to the activities of the Group,

          subject to lawful directions and delegations from, and supervision by, the Board in accordance with this Agreement.

5.       Approval requirements

5.1      Minority Approval

          (a) Subject to clause 5.1(b), for so long as Cordiant holds either directly or indirectly at least 15% of the Share Capital, the Company must not do or commit to do, and may not permit any other Group Company to do or commit to do, any of the things listed in
               Schedule 2 unless first approved in writing by Cordiant. Cordiant will be taken to indirectly hold any Share held by a permitted transferee of Cordiant or by an Affiliate of Cordiant.

          (b) The rights of Cordiant under clause 5.1(a) shall have no effect in relation to an act of the Company in connection with the implementation of a resolution of the Board in accordance with clause 15.

5.2      Board Approval

          (a) Subject to clause 5.1, the Company must not do or commit to do, and may not permit any Group Company to do or commit to do, any of the things listed in Schedule 11 unless first authorised by resolution of the Board. The Company must, as soon as reasonably possible, and in any event within 30 days after Completion, procure that:

               (i) the Constitution of each Group Company is amended to include a prohibition on each such Group Company taking any of the steps listed in Schedule 11 without prior authorisation from the Board; and

               (ii) the financial year of each Group Company is the Financial
                    Year.

          (b) The obligations of the Company under clause 5.2(a) shall not apply in respect of the constitutions of HMA Blaze Pty Ltd, Patts Consulting Pty Ltd and Patts Beyond Pty Ltd.

          (c) The Company must not, unless first approved in writing by each of the Management Directors, implement any reconstruction of the Share Capital (including without limitation a consolidation, subdivision, reduction, return of capital or share bonus issue) which could reasonably be regarded as having the dominant purpose of diluting the Management interest in the Share Capital.

5.3  Company covenants

     The Company undertakes to the Investors and to Cordiant to do or cause to be done the things listed in Schedule 3.

5.4  Zenith Agreements


     (a) The Company must procure that each Subsidiary that is a Group Company for the purpose of the Media Services Agreement:


          (i) complies with the obligations expressed as being obligations on Group Companies under the Media Services Agreement; and


          (ii) does not by its act or omission, cause Cordiant UK to be in breach of the Media Services Agreement.


     (b) The Company must not and must procure that no Subsidiary voluntarily terminates the Franchise Agreement.


     (c) The parties must take all action within their power to ensure that that the Company complies with its obligations under this clause 5.4.


     (d) For the purposes of this clause 5.4, Media Services Agreement means the media services agreement between Cordiant UK and Mediavista Limited dated 27 September 2001 and Franchise Agreement means the Zenith Media Worldwide Licence Agreement, between Zenith Media Holdings Limited, Zenith Media Pty Ltd and the Company dated 29 June 1999.

6.   Business plan

6.1  Initial Business Plan

     Each Shareholder undertakes to each other Shareholder and to the Company that it will exercise its rights as a holder of Shares to ensure that the Company will conduct the Business in accordance with an initial business plan agreed by the Investors, Cordiant and the Management Directors before Completion, until another Business Plan is approved and adopted in accordance with this clause 6.

6.2  Subsequent Business Plans

     Each Shareholder undertakes to each other Shareholder and to the Company that it will exercise its rights as a holder of Shares to ensure that subsequent Business Plans will be considered and adopted in accordance with the following procedure:

     (a) at least three months before the beginning of each Financial Year, the Chief Executive Officer must submit to the Board a draft Business Plan for the following Financial Year; and

     (b) the Board must consider the draft Business Plan and approve a Business Plan not less than two months before the beginning of the following Financial Year.

6.3  Failure to adopt a Business Plan

     Each Shareholder undertakes to each other Shareholder and to the Company that it will exercise its rights as a holder of Shares to ensure that, if the Board fails to adopt a Business Plan in accordance with clause 6.2, until a new Business Plan is adopted under clause 6.2 the Business must be conducted on the basis of the then current Business Plan.

6.4  Variation of Business Plan

     The Board may, at their discretion, agree to amend the then current Business Plan at any time during a Financial Year.

7.   Financial and other reporting

7.1  Provision of Reports

     The Company must provide the financial reports and information listed in
     Schedule 4 at the times specified in Schedule 4 to Cordiant, the Investors and each Management Director and the Trustee.

7.2  Confidentiality

     All information provided by the Company under clause 7.1 will be provided subject to the terms of clause 19.

8.   Accounts and records

8.1  Records and Accounting Books

     The Company must ensure that its records and accounting books are:

     (a)  kept in accordance with the Act;

     (b)  audited yearly by the Auditors; and

     (c) reflect the Accounting Standards as consistently applied by the Company and approved by the Board.

8.2  Access by Directors

     Subject to clause 19, each of the Directors will be entitled, on behalf of their appointing Shareholder and with any of an accountant, lawyer, agent, consultant or employee of that appointing Shareholder to:

     (a) inspect, and take photocopies using the Company's facilities of, all the books, accounts, financial records and other documents of the Company; and

     (b)  have full access to the facilities and employees of the Company.

8.3  Disclosure by Directors

     Subject to clause 19, the Parties acknowledge that each Director may disclose all information (confidential or otherwise) about the affairs, finances and accounts of the Company and of a Subsidiary of the Company, which information comes into the Director's possession from time to time:

     (a) to the Shareholder which appointed the Director in accordance with clause 3; and

     (b) in relation to each Investor Director, to any investors or unitholders with an interest in those funds managed by the Investor which have been invested in the Company and to any investment and advisory committees of those funds and any third party advisers to those funds, so long as they agree to maintain confidentiality in terms of clause 19 of this Agreement

8.4  Investment Agreement

     The Company will provide to Cordiant and will procure that the Group provides to Cordiant all such assistance and access as the Investors commit to provide to Cordiant under the Investment Agreement.

9.   Dividend policy

     The dividend policy of the Company will be as determined by the Board from time to time.

10.  Issue of Equity Securities

10.1 No obligation

     No Shareholder will be obliged to provide any funds to the Company, whether by way of loans or subscription for Equity Securities.

10.2 Board approval

     If the Board resolves that an issue of Equity Securities is necessary then that issue must be carried out in accordance with this clause 10.

10.3 Offer to existing Shareholders

     Except in relation to an Excluded Issue, if the Board resolves to issue any Equity Securities the Equity Securities must be offered to existing Shareholders in accordance with this clause 10.

10.4 Offer of Equity Securities

     The Company must offer to each Shareholder (regardless of the class of share held by that Shareholder) the number of Equity Securities calculated in accordance with the following formula (Round 1 Offer):

     N = A  x  B
        --------
            C

     where:

     N = the number of Equity Securities to be offered for subscription to that Shareholder;

     A =  the total number of Equity Securities proposed to be issued;

     B = the number of Shares held by that Shareholder on the date of the Round 1 Offers; and

     C = the total number of Shares in the capital of the Company held by Shareholders on the date of the Round 1 Offers.

10.5 Subscription Notice

     The Company must make each Round 1 Offer to each Shareholder by notice in writing (Subscription Notice) specifying:

     (a) the total number of Equity Securities available for subscription and the number being offered to each Shareholder;

     (b)  the type of Equity Securities being offered; and

     (c)  the terms of issue of the Equity Securities.

10.6 Notification

     Within 15 Business Days after receipt of the Round 1 Offers, each Shareholder must notify the Company whether it accepts all or a specified number of Equity Securities contained in its Round 1 Offer or rejects in full its Round 1 Offer. If a Shareholder accepts all or a specified number of Equity Securities contained in its Round 1 Offer (Accepting Shareholder), that Accepting Shareholder must subscribe and pay for that number of Equity Securities contained in its notice of acceptance of its Round 1 Offer on the terms specified in the Subscription Notice. If any Shareholder fails to notify the Company within the period specified in this clause 10.6 of its acceptance or rejection of that offer, that Shareholder will be deemed to have rejected its Round 1 Offer. The Trustee will accept any offer made to it as contemplated by this clause 10 on behalf of those Unitholders which direct it to accept such offer.

10.7 Additional Equity Securities

     Any Accepting Shareholder may by written notice to the Company, given at the same time as that Accepting Shareholder accepts (in whole or part) the Round 1 Offer, offer to subscribe for such additional number of Equity Securities as may be specified in the Subscription Notice in the event that not all of the Equity Securities are subscribed for by the Accepting Shareholders under the Round 1 Offers.

10.8 Offer of Remaining Equity Securities

     If all or a portion of the Equity Securities are not accepted under the Round 1 Offers, the Company must within 5 Business Days re-offer to those Accepting Shareholders who have given notice in accordance with clause 10.7 the Equity Securities not accepted under the Round 1 Offers (such Equity Securities, collectively, Remaining Equity Securities) on the terms set out in the Subscription Notice. The amount of Remaining Equity Securities which are re-offered to each Accepting Shareholder will be the additional amount each Accepting Shareholder has agreed to subscribe for in its notice given under clause 10.7 or, in the event of competition between them, on a pro-rata basis to their acceptances under clause 10.6.

10.9 Remaining Equity Securities

     If all Remaining Equity Securities are not taken up under clause 10.8 then, those Remaining Equity Securities not taken up will be at the disposal of the Board who may allot or otherwise dispose of the Equity Securities to any persons whether or not existing Shareholders, at any time within 30 Business Days after the end of the period under clause 10.8 on terms no more favourable to the subscribers than those offered to Shareholders under this clause 10.

10.10 Deed of Accession

     The Board must not allot or issue any Equity Securities to any person that is not a Shareholder until the proposed allottee has executed, and delivered to the Company, a Deed of Accession.

10.11 Excluded Issue

     The provisions of this clause 10 (other than clause 10.10) do not apply to any of the following:

     (a) Subscription - the issue of Shares in accordance with the terms of the Investment Agreement;

     (b) Consent - an issue of Equity Securities to which Shareholders holding at least 95% of the Share Capital consent in writing; and

     (c) Management Issue - an issue of Additional Management Equity under clause 11.

11.  Management equity

11.1 Equity issue

     The parties agree that key employees of the Group will be invited to participate in up to a further 20% of the equity (on a fully diluted basis) in the Company (Additional Management Equity) under the terms (or substantially similar terms) of the incentive plan attached as Annexure A (Incentive Plan).

11.2 Cessation of employment

     Any Management Shareholder will be obliged to sell (Management Seller) his or her Shares (Management Sale Shares) to a person (provided that such Management Sale Shares are first offered by the Board to a member of Management) nominated by the Board if he or she ceases to be employed by the Group at a price per Share determined as follows:

     (a)  if the employment ceases as a result of:

          (i) resignation (other than in circumstances of ill-health or disability in accordance with the relevant Management Shareholder's contract of employment); or

          (ii) dismissal as a result of the Board forming the reasonable opinion, after having made all reasonable enquiries, that the Management Shareholder has knowingly breached any of the Warranties in a material respect; or

          (iii)Summary Dismissal,

               the lower of:

               (A) the market value of the Management Sale Shares upon the cessation of employment, determined in accordance with clause 11.3 below (Market Value); and

               (B) the price paid by the Management Seller for the Management Sale Shares (whether on issue or on subsequent acquisition); and

     (b) if the employment ceases as a result of circumstances other than those set out in clause 11.2(a), the price paid to the Management Seller for the Management Sale Shares shall be the Market Value.

11.3 Determination of Market Value

     (a) The Market Value of the Management Sale Shares will be the value of the Shares determined by the Board on the basis of a report prepared annually by the Auditors using such assumptions and discounts as the Board and the Auditors think fit, including discounts for a lack of liquidity, and otherwise as may be required from time to time under Division 13A of the Income Tax Assessment Act 1936.

     (b) If the Board or the relevant Management Shareholder does not agree that the above valuation is appropriate then the Market Value shall be determined by a firm of independent accountants chosen jointly by the Board and the relevant Management Shareholder using the same methodology (including any assumptions and discounts) as described in clause 11.3(a). Such a firm will be appointed to act as experts and not as arbitrators and their determination will be final and binding. Their costs shall be borne by the party requesting such valuation.

     (c)  Within seven days after the price has been determined:

          (i) the Company shall notify the Management Seller of the names and addresses of the purchaser of the Management Sale Shares and the number of Management Sale Shares to be offered to each;

          (ii) the Company shall notify each purchaser of the number of Management Sale Shares on offer to him; and

          (iii) the Company's notices shall specify the price per share and state a date, between seven and 14 days later, on which the sale and purchase of the Management Sale Shares is to be completed.

11.4 Departing Unitholder

     In the event that any Unitholder ceases to be employed by the Group (Departing Unitholder) then the provisions of clauses 11.2 and 11.3 shall apply to the Trustee as if the Shares held by the Trustee on behalf of the Departing Unitholder are the Management Sale Shares.

12.  Restrictions on Transfer

12.1 No Transfer

     Except in accordance with clauses 11 - 16 , each Shareholder must not Transfer or otherwise dispose of any of its Shares (other than in respect of a permitted transfer under clause 12.3) unless all other Shareholders otherwise agree in writing.

12.2 Approval of Transfer

     Subject to clause 12.3 and notwithstanding any other provision of this Agreement, no Shareholder can Transfer or otherwise dispose of its Shares prior to the second anniversary of this Agreement without the prior written approval of Cordiant and the Investors.

12.3 Permitted Transfers

     The provisions of clauses 12.1 and 12.2 do not apply to any of the following:

     (a)  a Transfer by an Investor to another Investor;

     (b) a Transfer by Cordiant to an Affiliate, provided such Affiliate is not an entity comprising the Campaign Palace;

     (c)  a Transfer by a Bain Fund to an Affiliate;

     (d) a Transfer by a Shareholder (other than an Investor or a Management Shareholder) to a Related Corporation (as defined in the Act), provided such Related Corporation is not an entity comprising the Campaign Palace;

     (e) a Transfer by a Management Shareholder to another member of Management as approved by the Board or pursuant to the terms of the Incentive Plan; or

     (f) a Transfer by any Management Shareholder of his or her Shares to a transferee which is a Relative of that Management Shareholder or a superannuation fund or trust of which the relevant Management Shareholder or his or her Relative is the primary beneficiary.

     If a Party transfers all of the shares held by it to a Permitted Transferee under this clause 12.3, such entity will be considered as that Party for the purpose of this agreement.

12.4 Security

     Neither any Management Shareholder nor the Trustee may grant security over or encumber any Shares or grant security over or encumber any company that acquires any Shares held by such person pursuant to clause 12.3, unless the Investors and Cordiant agree in writing prior to such security or encumbrance being granted.

12.5 Change of Permitted Transferee

     In the event that any person to whom shares are transferred pursuant to clause 12.3 ceases to be within the required relationship to the original transferor then, that person must, within 15 Business Days of so ceasing, transfer all such shares to the person who originally transferred them or to any person falling within the required relationship to the original transferor on the same terms as they were originally transferred.

12.6 Deed of Accession

     A Transfer of Shares to a person that is not a Shareholder is void and of no effect unless and until the proposed transferee has executed, and delivered to the Company and each Shareholder, a Deed of Accession.

13.  Drag Along rights

13.1 Drag Along Notice

     Subject to clauses 12.2, 12.3, 13.2 and 15, if one or more of the Shareholders (Selling Shareholder(s)) owning more than 51% of the Shares receives an offer made on arms length terms to sell 51% or more of the Shares (Offer) to an independent bona fide third party buyer (Buyer) and the terms of such offer provide that the Buyer offers to acquire all of the issued Shares in the Company on the same terms, the Selling Shareholder(s) may give a notice (Drag Along Notice) to each other Shareholder within 10 Business Days of receiving the Offer (Drag Along Notice Period) stating its wish to sell all of its Shares to the Buyer and:

     (a) specifying the proportion of its Shares it wishes to sell (Sale Proportion) being at all times greater than 51% of the Share Capital;

     (b)  specifying the price for the Sale Proportion (Sale Price);

     (c)  specifying the proposed settlement date (Settlement Date);

     (d) specifying the other material terms and conditions of the proposed sale of Shares;

     (e)  specifying the name of the Buyer; and

     (f)  attaching a copy of the offer by the Buyer,

     and requiring each other Shareholder to sell the Sale Proportion of its Shares to the Buyer on the terms and conditions set out in the Drag Along Notice at the same time as the Selling Shareholder(s) sells the Sale Proportion of its Shares to the Buyer.

13.2 Settlement Date

     If it has complied with the provisions of clause 13.1, then the Selling Shareholder(s) may accept the Offer and on the Settlement Date:

     (a) each Shareholder must deliver to the Buyer title to the Sale Proportion of its Shares free from all encumbrances provided that Cordiant (and its Permitted Transferees) will only be required to sell its Shares to the Buyer under this clause 13.2 if (and will not otherwise be required to sell its Shares under clause 13.1) the Buyer is acquiring all of the Shares then held by Cordiant (and its Permitted Transferees) for the same price per Share at which the Selling Shareholders are selling their Shares;

     (b) the Board will receive on behalf of all Shareholders the aggregate purchase price from the Buyer and must account, on the Settlement Date, to the Shareholders for the purchase price by paying each Shareholder the amount calculated as the amount paid per Share on the sale multiplied by the number of Shares sold by each Shareholder.

13.3 Revocation

     A Drag Along Notice is irrevocable by a Selling Shareholder.

13.4 Attorney

     Each Shareholder and the Company hereby severally and irrevocably appoints any two Directors (provided that at least one Director is an Investor Director and the other a Cordiant Director) jointly as their agent and attorney with power to complete the sale as contemplated in this clause 13, (including the power for either Director to execute all necessary documentation to complete the sale on behalf of that Shareholder or the Company (as the case may be)).

14.  Tag Along

14.1 Sale Notice

     If the Selling Shareholder(s) (except in respect of a Transfer under clause 12.3) has received an Offer and has not served a Drag Along Notice in accordance with clause 13.1 then the Selling Shareholder(s) must give a copy of the Offer together with a notice in writing (Sale Notice) to each other Shareholder (Offeree) stating its wish to sell some or all of its Shares to the Buyer specifying:

     (a)  the Sale Proportion;

     (b)  the Sale Price;

     (c)  the Settlement Date;

     (d) the other material terms and conditions of the proposed sale of Shares; and

     (e)  the name of the Buyer.

     The Trustee shall ensure that each Unitholder is supplied with a copy of the Sale Notice which it receives under this clause.

14.2 Tag Along Notice

     Each Offeree may within 10 Business Days of receipt of the Sale Notice give notice (Tag Along Notice) to the Selling Shareholder(s) of its wish to sell the Sale Proportion of the Shares held by or on behalf of the Offeree at the date of the Sale Notice at the Sale Price per Share and otherwise on the terms contained in the Sale Notice. If no Tag Along Notice is received from the Offeree within 10 Business Days of receipt of the Sale Notice, the Selling Shareholder(s) may, subject to clauses 14.4, within 30 Business Days of the date of the Sale Notice, proceed, on the terms set out in the Sale Notice to sell the Sale Proportion of its Shares to the Buyer. The Trustee must ensure that it serves a Tag Along Notice in respect of those Shares which it holds that it is directed by Unitholders to sell pursuant to this clause 14 and do all things necessary to procure the sale of such Shares.

14.3 Sale by the Selling Shareholder(s)

     If one or more Offerees gives a Tag Along Notice to the Selling Shareholder(s), the Selling Shareholder(s) shall not be entitled to sell any of its Shares in accordance with the Sale Notice, unless contemporaneously with the sale in accordance with the Sale Notice, all Shares specified in each Tag Along Notice (Tag Along Shares) are sold at the price per share specified in the Sale Notice and on the same terms and conditions as those specified on the Sale Notice.

14.4 Settlement Date

     On the Settlement Date:

     (a) each Shareholder who has given a Tag Along Notice must deliver to the Buyer title to all of its Shares free from encumbrances; and

     (b) the Board will receive on behalf of all Shareholders the aggregate purchase price from the Buyer and must account to the Shareholders for the purchase price by paying each Shareholder its Respective Proportion of the purchase price.

14.5 Attorney

     Each Offeree which gave a Tag Along Notice to the Selling Shareholder(s) hereby severally and irrevocably appoints any two Directors (provided that one is an Investor Director and the other a Cordiant Director) jointly as their agent and attorney with power to complete the sale as contemplated in this clause 14, including the power for either Director to execute all necessary documentation to complete the sale on behalf of that Offeree.

14.6 Revocation

     A Tag Along Notice once given cannot be revoked or withdrawn.

15.  Formal Sale Process

15.1 Service of Notice

     Notwithstanding any other clause of this Agreement, at any time after the second anniversary of this Agreement the Board may resolve (which right may, for the avoidance of doubt, be exercised on more than one occasion) to undertake a Listing, a sale of the Share Capital or a Trade Sale. As soon as practicable, following such a resolution, the Board must serve notice on all Shareholders informing them of the Board's decision.

15.2 Formal Sale Process

     In the case of a Trade Sale or a sale of the Share Capital:

     (a) the Board must immediately give notice to Cordiant (Exit Notice) of its intention to commence a Trade Sale or a sale of the Share Capital (as the case may be);

     (b) within 10 Business Days of receipt of the Exit Notice, Cordiant may make an offer to the Board for:

          (i) in the case of a sale of the Share Capital, the Shares it does not already own (Non-Cordiant Shares); or

          (ii) in the case of a Trade Sale which is a sale of one or more of the operating Subsidiaries, the shares in the relevant Subsidiaries which the Board has decided to sell (Trade Sale Shares); or

          (iii)in the case of a Trade Sale which is a sale of the whole or a substantial part of the Business or assets of the Group, the assets which the Board has decided to sell (Trade Sale Assets), and such offer must set out:

               (A) the proposed price (Cordiant Price) for the Non-Cordiant Shares, the Trade Sale Shares or the Trade Sale Assets (as the case may be); and

               (B) the other material terms and conditions on which it is prepared to acquire the Non-Cordiant Shares, the Trade Sale Shares or the Trade Sale Assets (as the case may be) (Cordiant Offer);

     (c) after the 10 Business Day period set out in clause 15.2(b), the Board may decide to either:

          (i)  accept the Cordiant Offer (if one is made); or

          (ii) invite arms length offers from independent bona fide third parties (Third Party Offer) for the Share Capital, the Trade Sale Shares or the Trade Sale Assets (as the case may be) (Third Party Sale Process);

     (d)  if the Board decides to undertake a Third Party Sale Process:

          (i) Cordiant may participate in the Third Party Sale Process as if it were an independent third party; and

          (ii) any Board discussions or decisions regarding the Third Party Sale Process contemplated by this clause 15.2 will, for so long as Cordiant participates in the sale process, take place without any Cordiant Director, alternate or nominee being present or able to vote or participate or having any right to receive information relating to the Third Party Sale Process that is not made available to any other third party that participates in the process;

     (e) once it has received all the Third Party Offers, the Board may not sell the Share Capital, the Trade Sale Shares or the Trade Sale Assets (as the case may be) to a third party at a price less than the Cordiant Price without first giving notice to Cordiant (Further Sale Notice) of the price and terms offered by such third party and giving Cordiant the opportunity, within 10 Business Days of receipt of the Further Sale Notice, to purchase the Non-Cordiant Shares, the Trade Sale Shares or the Trade Sale Assets (as the case may be) at the Cordiant Price;

     (f) if Cordiant decides to accept the offer made in the Further Sale Notice, it must complete the purchase of the Non-Cordiant Shares, the Trade Sale Shares or the Trade Sale Assets (as the case may be) at the Cordiant Price within 10 Business Days of its acceptance; and

     (g)  if Cordiant:

          (i) does not offer to buy the Non-Cordiant Shares, the Trade Sale Shares or the Trade Sale Assets (as the case may be); or

          (ii) participates in the Third Party Sale Process but does not offer the highest price; or

          (iii) is given the opportunity to buy the Non-Cordiant Shares, the Trade Sale Shares or the Trade Sale Assets (as the case may be) but does not complete the purchase within 10 Business Days,

          then the Board may, in accordance with the terms of this Agreement, arrange to sell the Share Capital, the Trade Sale Shares or Trade Sale Assets (as the case may be) to a third party provided such sale is made on arms length terms to an independent bona fide third party buyer.

15.3 Sale of Share Capital

     If the Board decides to undertake a sale of the Share Capital to a third party in accordance with clause 15.2 it will be entitled to give a notice to each of the Shareholders:

     (a) stating the Board's wish to sell all of the Shares to the third party on the terms contained in the relevant Third Party Offer; and

     (b) requiring the Shareholders to sell all of their Shares to the third party on the terms contained in the relevant Third Party Offer.

15.4 Sale of Non Cordiant Shares to Cordiant

     If the Board decides to undertake a sale of the Non-Cordiant Shares to Cordiant in accordance with clause 15.2 it will give a notice to each of the non-Cordiant Shareholders:

     (a) stating its wish to sell all of their Shares to Cordiant on the terms contained in the Cordiant Offer; and

     (b) requiring those Shareholders to sell all of the Non-Cordiant Shares to Cordiant on the terms contained in the Cordiant Offer.

     In such circumstances, the parties (other than Cordiant) will procure the resignation of all directors appointed by them, to any Group Company, such resignations to take effect on the date of sale of the Non-Cordiant Shares.

15.5 Payment for Trade Sale or Sale of Share Capital

     In the case of a Trade Sale or a sale of the Share Capital:

     (a) the Board will receive on behalf of all Shareholders or the Company (as the case may be) the aggregate purchase price;

     (b) the Board must account to the Shareholders for the Proceeds by paying each Shareholder its Respective Proportions of the remainder of the purchase price;

     (c)  the Shareholders must, if so requested by the Board:

          (i) pass a special resolution at short notice to wind up the Company so that the Proceeds may be distributed to the Shareholders on the basis referred to in clause 15.5(b); and

          (ii) pass any special or other resolution or resolutions to facilitate the distribution of the Proceeds to the Shareholders on the basis referred to in clause 15.5(b).

15.6 Attorney

     Each Shareholder and the Company hereby severally and irrevocably appoints any two Directors (provided that one is an Investor Director and the other a Cordiant Director) jointly as their agent and attorney with power to complete the sale as contemplated in this clause 15, (including the power for the Directors to execute all necessary documentation to complete the sale on behalf of that Shareholder or the Company (as the case may be)).

15.7 Listing

     If under clause 15.1 the Board decides that there should be a Listing then, at any time thereafter the Board shall be entitled to serve notice in writing on each Shareholder requiring them to cooperate and use their best endeavours as soon as reasonably practicable after service of the notice in:

     (a)  applying to a Stock Exchange nominated by the Board for:

          (i) admission of the Company to the official list of that Stock Exchange; and

          (ii) official quotation of the Share Capital of the Company on that Stock Exchange; and

     (b) facilitating an offer of shares to the public in conjunction with the listing.

15.8 Sell Down

     (a)  If there is to be a sell-down as part of the Listing:

          (i) Cordiant (and its Permitted Transferees) and each of the Investors will have the right to participate pro-rata to their respective Shareholdings;

          (ii) the Board agrees to consider and discuss with Management in good faith, the right for the Shares held by or on behalf of Management to participate in such sell-down to the extent of up to 30% of the aggregate Shares or options over Shares held by or on behalf Management; and

          (iii) if any of the options issued to Management under the Incentive Plan will convert into Shares due to the Listing, then Management may sell down such of their Shares to enable each person to recover the amount of tax payable due to such conversion.

15.9 Lock-Up

     Each Management Shareholder and the Trustee agrees that Shares issued to it may not be disposed, or dealt with or encumbered in any way (Disposed) in the period of 36 months after the date of the Listing (Listing Date), except as follows:

     (a) one third of the Shares held by each Management Shareholder (or, in case of the Trustee, one third of the Shares held by it on behalf of each Unitholder) may be Disposed between 12 and 24 months after the Listing Date; and

     (b) one third of the Shares held by each Management Shareholder (or, in case of the Trustee, one third of the Shares held by it on behalf of each Unitholder) may be Disposed between 24 and 36 months after the Listing Date

15.10 Participation

     In the event of a Listing, each Shareholder shall be entitled to participate in such Listing, to the effect that the other Shareholders shall not proceed with such Listing unless all Shareholders are given a timely opportunity to participate on equal terms and conditions.

15.11 Do all things

     After the decision of the Board under clause 15.1, each Shareholder must sign all such documents as are reasonably required to transfer such person's shares, where such transfer is required to be made under this Agreement or, in the case of a Listing must pass all such resolutions as are required to implement the Listing (and must comply with any restriction or escrow imposed at law by the rules of the exchange on which the Listing is to take place).

15.12 Additional obligations of the Company

     Without limiting the generality of clause 15.7 above, the Company must:

     (a) bear the costs of preparing the prospectus, advisory fees, underwriting commissions (if any), expenses of due diligence investigations, Stock Exchange fees, fees of the relevant regulatory authorities, legal fees, expert's fees, printing expenses and postage expenses; and

     (b) use its best endeavours to satisfy all terms and conditions of admission to listing imposed by the Stock Exchange.

16.  Cordiant exit rights

16.1 Sale of Cordiant Shares

     Notwithstanding any other provisions of this Agreement, after the second anniversary of the date of this Agreement, Cordiant (and its Permitted Transferees, such parties, if any, and Cordiant will together be considered as 'Cordiant' for the purposes of this clause 16) may resolve to sell all the Shares held by Cordiant provided that it follows the procedure set out in this clause 16.

16.2 Offer of Cordiant Shares

     On resolving to sell all its Shares (Cordiant Sale Shares), Cordiant must offer to each other Shareholder the number of Cordiant Sale Shares calculated in accordance with the following formula (Round One Offer):

     N = A  x  B
         -------
           C-A

     where:

     N = the number of Cordiant Sale Shares to be offered for Transfer to that Shareholder;

     A =  the total number of Cordiant Sale Shares;

     B = the number of Shares held by that Shareholder on the date of the Round One Offers; and

     C = the total number of Shares in the capital of the Company held by Shareholders.

16.3 Transfer Notice

     Cordiant must make each Round One Offer to each Shareholder by notice in writing (Transfer Notice) specifying:

     (a) the total number of Cordiant Sale Shares and the number being offered to each Shareholder; and

     (b) the terms (including the price per share) of the Transfer of the Cordiant Sale Shares.

16.4 Notification

     Within 15 Business Days after receipt of the Round One Offers, each Shareholder must notify Cordiant whether it accepts all or a specified number of Cordiant Sale Shares contained in its Round One Offer or rejects in full its Round One Offer. If a Shareholder accepts all or a specified number of the Cordiant Sale Shares contained in its Round One Offer (Accepting Shareholder), that Accepting Shareholder must agree to buy and pay for that number of Cordiant Sale Shares contained in its notice of acceptance of its Round One Offer on the terms specified in the Transfer Notice. If any Shareholder fails to notify Cordiant within the period specified in this clause 16.4 of its acceptance or rejection of that offer, that Shareholder will be deemed to have rejected its Round One Offer. The Trustee will accept any offer made to it as contemplated by this clause 16 on behalf those Unitholders which direct it to accept such offer.

16.5 Additional Cordiant Sale Shares

     Any Accepting Shareholder may by written notice to the Company, given at the same time as that Shareholder accepts (in whole or part) the Round One Offer, offer to purchase such additional number of Cordiant Sale Shares as may be specified in the Transfer Notice in the event that not all of the Cordiant Sale Shares are purchased by the Accepting Shareholders under the Round One Offers.

16.6 Offer of Remaining Cordiant Sale Shares

     If all or a portion of the Cordiant Sale Shares are not accepted under the Round One Offers Cordiant must within 5 Business Days re-offer to those Accepting Shareholders (if any) who have given notice in accordance with clause 16.5 the Cordiant Sale Shares not accepted under the Round One Offers (such Cordiant Sale Shares, collectively, Remaining Cordiant Sale Shares) on the terms set out in the Transfer Notice (the price per Share at which Shares are offered to Accepting Shareholders, to be the same price as the Round One Offer price). The amount of Remaining Cordiant Sale Shares which are re-offered to each Accepting Shareholder will be the additional amount each Accepting Shareholder has agreed to subscribe for in its notice given under clause 16.5 or, in the event of competition between them, on a pro-rata basis to their acceptances under clause 16.4.

16.7 Remaining Cordiant Sale Shares

     (a) Notwithstanding clauses 16.1-16.6 of this Agreement, if all the Cordiant Sale Shares are not taken up after the Round One Offers or under clause 16.6 then each party must:

          (i) use their reasonable endeavours (including attempting to arrange third party debt finance, but not, for the avoidance of doubt the provision of further share capital or debt finance by any of the Shareholders) to ensure that the Company enters into and performs an agreement to buy back all the Remaining Cordiant Sale Shares not taken up; and

          (ii) do all things and execute all further documents, necessary to give full effect to any such agreement.

     (b) The terms of the buy-back agreement shall provide that each Remaining Cordiant Sale Share not taken up will be bought back for an amount equal to the per share price set out in the Transfer Notice issued under clause 16.3.

     (c) If the Company is not able to perform a buy-back under clause 16.7(a) then, subject to clause 16.7(d) below, Cordiant may sell all the Cordiant Sale Shares to a third party on terms no more favourable to the purchaser that those set out in the Transfer Notice issued under clause 16.3.

     (d) Cordiant may not sell the Cordiant Sale Shares to a third party until such time as the rights attaching to the Cordiant Sale Shares have been varied so that the number of votes that the Cordiant Sale Shares carry on any resolution other than a resolution on which all Shareholders are not treated equally at any shareholders' meeting is calculated as the lesser of the Cordiant Sale Shares and 24.9% of the Share Capital.

16.8 Deed of Accession

     Cordiant must not allot or issue any Cordiant Shares to any person that is not a Shareholder until the proposed transferee has executed, and delivered to the Company, a Deed of Accession.

16.9 Change of Control

     (a) If there is a Change in Control in Cordiant, then Cordiant will cease to have any rights under clauses 3.2(c), 5.1(a) and under Schedule 1 to appoint a Director and Schedule 2 of this Agreement and Cordiant must execute and deliver to the Company the power of attorney attached to this Agreement as Annexure B. For the avoidance of doubt, if there is a Change of Control, Cordiant will no longer have the right to appoint a Director to the Board under Schedule 1 and shall procure that the Cordiant Directors immediately resign as Directors.

     (b) Cordiant hereby irrevocably appoints any two Investor Directors jointly as its attorney to execute the power of attorney attached as Annexure B, in the event that a signed copy of the power of attorney referred to in clause 16.9(a) is not delivered by Cordiant to the Company within 30 days of a Change of Control occurring.

     The power of attorney will provide that:

     (c) an Investor Director can vote as Cordiant's attorney, at any shareholders' meeting, in respect of such number of Shares as is calculated as:

          A - B, where A equals such number of Shares as is then held by Cordiant; and B equals such number of Shares that constitute 24.9% of the Share Capital, provided that if A-B is a negative number then the power of attorney will not apply; and

     (d) the power of attorney will not apply to a proposed resolution under which all Shareholders are not treated equally.

16.10 Meaning of Change in Control

     For the purposes of clause 16.9, 'Change of Control' means an acquisition by a person of shares in Cordiant or its ultimate holding company which carry 50.1% or more of the voting rights of Cordiant or its ultimate holding company (as the case may be) except in circumstances where following such acquisition Cordiant's ultimate holding company remains a publicly listed company with one or more directors independent of its new parent and which trades independently of its parent.

17.  Management warranties

17.1 Warranties

     Each Management Warrantor, only in relation to the operations of the Business which are set out across from his or her name in Schedule 9, gives those of the statements contained in Schedule 8 (Warranty) to the Investors which are set out against his or her name in Schedule 9, subject to this clause 17, to the extent of his or her actual knowledge.

17.2 Limitation of Liability

     (a) A Management Warrantor will have no liability in respect of a breach of any Warranty to the extent that:

          (i) any Group Company has not suffered or incurred any actual loss arising from or in relation to that breach of Warranty; or

          (ii) the Management Warrantor has fully and fairly disclosed in
               Schedule 9 the facts inconsistent with that Warranty; or

          (iii) an Investor has successfully claimed under any policy of insurance taken out in relation to the loss; or

          (iv) an Investor has recovered the same loss by any other means, including without limitation, under any other provision of this Agreement; or

          (v) an Investor is aware of any facts constituting a breach of any Warranty as a result of information disclosed to it in writing by the Management Warrantors prior to the date of this Agreement; or

          (vi) an Investor is aware of any facts constituting a breach of any Warranty as a result anything contained in the Transaction Documents (as defined in the Investment Agreement); or

          (vii) the loss has been, or is, made good or is otherwise compensated for without amount to any Investors; or

          (viii) the loss would not have arisen but for any action carried out (other than pursuant to a legally binding commitment created on or before the date of Completion or in reliance on the accuracy of a Warranty in good faith and without knowledge of inaccuracy), or wilful omission, by an Investor after the date of Completion; or

          (ix) the loss has arisen as a result of any legislation or regulation not in force at the date of this Agreement, or a change in the application or interpretation of any legislation, regulation or governmental policies or practices after the date of this Agreement.

     (b) Written disclosure by one Management Warrantor to the Investors or their agents or advisers of facts inconsistent with a Warranty shall constitute written disclosure of those facts by all Management Warrantors.

     (c) Subject to clause 17.2(b), the liability of a Management Warrantor for any breach of Warranty will cease on the earlier of:

          (i)  3 years after the date of this Agreement; or

          (ii) the date on which none of the Investors hold any Shares.

17.3 Caps on liability

     (a) No Management Warrantor will be liable to the Investors for any claim or series of like claims with respect to any breach of Warranty:

          (i) unless the Investors have first made a claim against Cordiant under the Investment Agreement and are using or have used all reasonable endeavours to pursue that claim; and

          (ii) to the extent that the amount of the loss the subject of the claim or series of claims has been recovered from Cordiant.

     (b) No Management Warrantor will be liable to the Investors for any claim or series of like claims with respect to any breach of Warranty unless the amount of the claim or series of aggregated like claims made against the Management Warrantor exceeds A$50,000, in which case, that Management Warrantor will be liable for the whole of the amount and not just the excess.

     (c) The maximum aggregate liability of a Management Warrantor for all claims for breaches of the Warranties is the price paid by of that Management Warrantor for his or her Shares at the time of issue.

18.  Warranties regarding capacity and status

     Each Party represents to each of the other Parties that each of the following statements is true and accurate as at the date of this Agreement:

     (a) if it is a corporate entity, it is validly existing under the laws of its place of incorporation;

     (b) it has the power to enter into and perform its obligations under this Agreement and to carry out the transactions contemplated by this Agreement;

     (c) it has taken all necessary action to authorise its entry into and performance of this Agreement and to carry out the transactions contemplated by this Agreement; and

     (d) its obligations under this Agreement are valid and binding and enforceable against it in accordance with their terms.

19.  Confidentiality

19.1 Obligation to keep Confidential

     Each Party agrees in relation to Confidential Information:

     (a) to use the Confidential Information only for the purposes of the Business of the Company or to make decisions regarding its investment in the Company; and

     (b) to keep that Confidential Information confidential and not disclose it or allow it to be disclosed to any third party except:

          (i)  with the prior written approval of the Investors and Cordiant;

          (ii) where disclosure is required to allow the Business to be conducted in the ordinary course (for the avoidance of doubt such disclosure will not include the disclosure of Confidential Information relating to the Investors or Cordiant);

          (iii) to officers, employees, consultants, advisers, limited partners or members of the Parties (or its related bodies corporate) who have a need to know (and only to the extent that each has a need to know) and are aware that the Confidential Information must be kept confidential, and the Parties must take or cause to be taken reasonable precautions necessary to maintain the secrecy and confidentiality of the Confidential Information.

19.2 No announcement

     Subject to clause 19.3, no announcement, press release or other communication of any kind relating to the negotiations of the Parties or the subject matter or terms of this Agreement will be made or authorised by or on behalf of any Party without the prior written approval of the Investors and Cordiant unless that announcement, press release or communication is required to be made by:

     (a) law or any order of any court, tribunal, authority or regulatory body; and

     (b) an Investor under its obligations to report to investors in the funds with which it is affiliated.

19.3 Exceptions

     Subject to clause 19.5, the obligations of confidentiality under this Agreement do not extend to information that (whether before or after this Agreement is executed):

     (a) is disclosed to a Party to this Agreement, but at the time of disclosure is rightfully known to or in the possession or control of the Party and not subject to an obligation of confidentiality on the Party;

     (b) is public knowledge (otherwise than as a result of a breach of this Agreement or any other obligation of confidence);

     (c) is required to be disclosed by law or any order of any court, tribunal, authority or regulatory body or in connection with the enforcement of this Agreement or by the rules of a stock exchange or listing authority;

     (d) the Investor wishes or is required to disclose to investors in funds on whose behalf the Investor is investing, the members of advisory and investment committees of funds on whose behalf the Investor is investing, or to any person to whom the Investor is permitted to transfer Equity Securities under clause 12.3, provided that any such disclosure is made on a confidential basis;

     (e)  Cordiant is required to disclose to its shareholders; and

     (f) any Shareholder wishes to disclose to an adviser of that Shareholder provided that any such disclosure is made on a confidential basis.

19.4 Survival of Termination

     The rights and obligations of the Parties set out in this Agreement with respect to Confidential Information survive termination of this Agreement.

19.5 Technical Information

     Despite any other provision of this Agreement (other than clause 19.3(a), (b) and (c)), a permitted disclosure under clause 19.3 must not include Confidential Information which is technical information in relation to the Company's operations which has been notified to the Shareholders by the Company as being commercially sensitive.

20.  Termination

20.1 Automatic Termination

     Subject to clause 20.2, this Agreement will terminate automatically:

     (a)  by agreement of all Parties;

     (b) for any Shareholder, when it ceases to hold, directly or indirectly, any Shares in the capital of the Company, at which time that Shareholder will have no further rights or obligations (except under clause 19) under this Agreement, except in respect of any prior breach of this Agreement;

     (c)  when the Company is wound up by an order of a Court;

     (d)  on the day on which the Shares are listed in accordance with clause
          15.7;

     (e)  if the Acquisition Transaction is not completed; or

     (f) on the day on which an agreement to sell all of the Shares is completed.

20.2 No prejudice

     Termination of this Agreement will be without prejudice to any accrued rights of the Parties.

21.  Specific performance

21.1 Injunction

     The Shares cannot be readily purchased or sold in the open market, and for that reason, among others, the Company and the Shareholders will be irreparably damaged in the event that this Agreement is not specifically enforced. Accordingly each Shareholder and the Company agree that specific performance and injunctive relief would be appropriate remedies in the event of any breach or threatened breach of this Agreement. Without limiting the generality of the foregoing, should any controversy arise concerning a sale or disposition of any Shares, an injunction may be issued restraining any sale or disposition pending the determination of such controversy and the resolution thereof shall be enforceable in a court of equity by a decree of specific performance.

     The remedies specified in this clause 21.1 shall be cumulative and not exclusive, and shall be in addition to any other remedies which the Parties may have.

21.2 Confirmation

     Each Party confirms to each other Party that, for the purposes of entering into the transactions contemplated by this Agreement:

     (a) it has entered into such transactions entirely on the basis of its own assessment of the risks and effect thereof;

     (b) save as expressly set out in this Agreement it is owed no duty of care or other obligation by any other Party in respect thereof; and

     (c) insofar as it is owed any duty or obligation (not expressly set out in this Agreement) (whether in contract, tort or otherwise) by such other Party it hereby waives, to the extent permitted by law, any rights which it may have in respect of such duty or obligation.

22.  Fees

22.1 Advisory fees

     On or shortly after Completion, the Company will procure payment of the following fees:

     (a)  $700,000 to PEP or its nominee;

     (b)  $343,000 to Cordiant; and

     (c)  $500,000 to The Caliburn Partnership or its nominee,

     in consideration for the advisory services provided in relation to the Acquisition Transaction and this Agreement.

22.2 Management Fees

     Under the Investment Services Agreement, the Company will pay an annual management fee for management services provided to the Group by both of Cordiant UK and the Investors (Annual Management Fee). The Investors and Cordiant UK agree that they will not attempt to increase the Annual Management Fee in a reckless or uncommercial manner.

22.3 TCG Trust Expenses

     The parties agree that all costs and expenses of the Trustee incurred in connection with its role as trustee of the TCG Trust and all costs and expenses associated with the operation, management, administration or other function of the TCG Trust will be paid by the Company.

23.  Other provisions

23.1 Unitholders

     The Management Directors, the Chief Executive Officer and all other parties will (to the extent they are reasonably able) require the Trustee to redeem or transfer units held by Unitholders or make distributions under the TCG Trust (as the case may be) to ensure that each Unitholder is treated in substantially the same way as if they were a Management Shareholder.

23.2 Management Subscription

     Each Management Shareholder who executes this Agreement or a Deed of Accession at or prior to Completion (as defined in the Investment Agreement) agrees to subscribe for not less than the number of Shares set out in their application form accompanying the management information summary distributed by the Company prior to Completion.

23.3 Entire Agreement

     Other than the Investors Agreement, this Agreement contains the entire understanding of the Parties as to its subject matter and any and all previous understandings or agreements on that subject matter cease to have any effect from the date of this Agreement.

23.4 No Agreements

     Except in respect of the Investors Agreement, each Shareholder represents and warrants that as of the execution of this Agreement it is not party to any written or other enforceable agreement with any other Shareholder with respect to the subject matter of this Agreement.

23.5 Disclosure of future agreements

     Except in respect of the matters set out in the Investors Agreement, each of the Shareholders agrees that it will not enter into any written or other enforceable agreement with any other Shareholder with respect to the subject matter of this Agreement without first obtaining the prior written approval of the Shareholders.

23.6 Subsidiaries

     The Shareholders each undertake (in their capacity as Shareholders) to exercise the voting rights attributable to the Shares which they hold and cause the Directors and the directors of each of the Subsidiaries nominated by them respectively to vote to ensure that the Company and each of the Subsidiaries operate in accordance with the provisions of this Agreement and so as to give full effect to the terms of this Agreement.

23.7 No Waiver

     The failure of a Party to exercise or delay in exercising a right, power or remedy under this Agreement does not prevent its exercise.

23.8 Waiver in writing

     A provision of or right under this Agreement may not be waived except by a waiver in writing signed by the Party granting the waiver, and will be effective only to the extent specifically set out in that waiver.

23.9 Duration of provisions

     The covenants, conditions and provisions contained in this Agreement do not merge or terminate on signing this Agreement and to the extent that they have not been fulfilled and satisfied remain in full force and effect.

23.10 Assignment

     None of the rights of the Parties under this Agreement may be assigned or transferred except in connection with a transfer permitted under this Agreement.

23.11 Costs

     Subject to clause 22, each Party will pay its own costs and expenses incurred in connection with the preparation and execution of this Agreement and any instrument or other document executed to give effect to any provisions of this Agreement.

23.12 Governing Law

     This Agreement is governed by the law of New South Wales.

23.13 Jurisdiction

     Each Party irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of New South Wales.

23.14 Further action

     Each Party must do everything reasonably necessary or desirable to give full effect to this Agreement.

23.15 Counterparts

     This Agreement may be executed in any number of counterparts and all those counterparts taken together are regarded as one instrument.

23.16 Unlawful provisions

     None of the Company and any Subsidiaries will be bound by any provision of this Agreement to the extent that the provision operates as an unlawful fetter on any statutory power of the Company or any Subsidiary (as the case may be), but that provision shall remain valid and binding in relation to each other Party to which it is expressed to apply and the provision will take effect so as to include an obligation on the part of the Parties (other than the Company) to exercise all their respective powers and rights so as to procure, so far as they are able, that the Company and any Subsidiary (as the case may be) complies with such provision notwithstanding that it is not bound by it.

23.17 No relationship

     Nothing contained or implied in this Agreement will create or constitute, or be deemed to create or constitute, a partnership, agency, trustee or other fiduciary relationship between the Parties.

23.18 No authority

     A Party must not act, represent or hold itself out as having authority to act as the agent of or in any way bind or commit the other Parties to any obligation.

23.19 Consent

     Where this Agreement provides that any particular transaction or matter requires the consent, approval or agreement of any Party that consent, approval or agreement may be given subject to such terms and conditions as that Party may impose and any breach of such terms and conditions by any person will be deemed to be a breach of the terms of this Agreement.

23.20 Amendment of Agreement

     This Agreement may only be amended in writing signed by each Party, except in the case of the Management Shareholders whereby any such amendment must have the written agreement of Management Shareholders holding at least 75% of the Shares held by such Management Shareholders.

23.21 Distributions and realisations

     The Shareholders agree to take all further actions and execute all further documents as may be reasonably necessary to give effect to the Investment Services Agreement, including, but not limited to, the passing of Shareholder resolutions and directing any Directors appointed by them to procure the passing of any necessary resolutions of the Directors.

23.22 Limitations on liabilities

     Except to the extent of the Trustee's breach of trust, fraud or negligence the Trustee is not liable to any other Shareholder to a greater extent than the extent to which it is entitled to be and is in fact indemnified out of the property of the TCG Trust actually vested in the Trustee in respect of the TCG Trust.

23.23 Amendments to trust deed

     The Trustee will ensure, to the extent that it is able, that the trust deed governing the TCG Trust will not be amended unless the Investors and Cordiant UK consent.

24.  Notices

24.1 Address for service

     A notice required or authorised to be given or served on a Party under this Agreement must be in writing and may be given or served by facsimile, post or hand to that Party at its facsimile number or address appearing in the Details or such other facsimile number or address as the Party may have notified the other Party or Parties in writing.

24.2 Time of service

     A notice is deemed to have been given or served on the Party to whom it was sent:

     (a)  in the case of hand delivery, on delivery during business hours;

     (b) in the case of prepaid post, 5 Business Days after the date of despatch;

     (c) in the case of facsimile transmission, at the time of despatch if, following transmission, the sender receives a transmission confirmation report or, if the sender's facsimile machine is not equipped to issue a transmission confirmation report, the recipient confirms in writing that the notice has been received.

24.3 Execution

     A notice given or served under this Agreement is sufficient if:

     (a) in the case of the Company, it is signed by a director, officer or secretary of that company; or

     (b)  in the case of an individual, it is signed by that Party.

24.4 Service permitted by law

     The provisions of this clause are in addition to any other mode of service permitted by law.

24.5 Meaning of notice

     In this clause notice includes a demand, request, consent, approval, offer and any other instrument or communication made, required or authorised to be given under this Agreement.

25.  Paramountcy

     The provisions of this Agreement will prevail over any inconsistent clause in the Constitution and immediately on all Shareholders becoming aware of any such inconsistency the Shareholders will amend the Constitution to remove the inconsistency.

26.  Campaign Palace

26.1 Cordiant obligations

     Cordiant shall procure that Campaign Palace will not for a term of six months:

     (a) attempt in any manner to persuade any client of a Group Company to cease to do business or to reduce the amount of business which any such client has customarily done or contemplates doing with such Group Company provided that this clause 26.1 shall not prevent Campaign Palace from pitching for work from any party (including a current client of a Group Company) where such party has invited pitches to be made for its work and any such pitch by Campaign Palace will not be considered to breach this clause 26.1; or

     (b) induce or attempt to induce any employee of a Group Company to terminate his employment with such company.

26.2 Directors involvement

     Cordiant will ensure that no person nominated by it to act as a Director or as an observer to any Group Company is a director, officer or employee of Campaign Palace (or of a subsidiary of Campaign Palace) or has any involvement in the management or business of Campaign Palace.

26.3 Disclosure of information

     Notwithstanding any other provision of this Agreement Cordiant may not disclose (or permit the disclosure of) any Confidential Information of the Company or of any Group Company to Campaign Palace or to any director, officer or employee of Campaign Palace.

26.4 Company obligations

     The Company will procure that no Group Company will for a term of six months:

     (a) attempt in any manner to persuade any client of Campaign Palace to cease to do business or to reduce the amount of business which any such client has customarily done or contemplates doing with Campaign Palace provided that this clause 26.4 shall not prevent a Group Company from pitching for work from any party (including a current client of Campaign Palace) where such party has invited pitches to be made for its work and any such pitch by a Group Company will not be considered to breach this clause 26.4; or

     (b) induce or attempt to induce any employee of Campaign Palace to terminate his employment with such company.

     For the purpose of this clause 26, Client means a retained client of the relevant entity as at the date of this Agreement.

27.  Network Agreement

     The parties agree that to the extent that a Group Company uses a name, that is a Name for the purposes of the Network Agreement, as a corporate name, business name or otherwise, the Group Company has no right, title or interest to that Name except as expressly licensed under the Network Agreement and the parties acknowledge and agree that any prior use by such Group Company of any such name was on the basis of a licence on terms consistent with the terms of the Network Agreement. For the purpose of this clause, the term Name shall have the meaning given to that term in the Network Agreement.

28.  Warranty Claims

     In the event that the Company brings a Warranty Claim against Cordiant pursuant to the terms of the Investment Agreement, Cordiant agrees and acknowledges that:

     (a)  Cordiant Director, alternate or nominee will:

          (i) be able to be present or able to vote or participate in any discussion of the Board regarding any Warranty Claim;

          (ii) notwithstanding any other provision of this Agreement, have any right to receive information regarding such a Warranty Claim in his or her capacity as a Director;

          (iii) solely in his or her capacity as a Director take any action to prevent or obstruct the Company in any way from pursuing a Warranty Claim.

     (b) neither it, nor any of its Permitted Transferees (if any), will, solely in its capacity as a Shareholder:

          (i) take any action to prevent or obstruct the Company in any way from pursuing a Warranty Claim; or

          (ii) notwithstanding any other provision of this Agreement, have any right to receive information regarding such a Warranty Claim.

     Nothing in this clause 28 shall operate to prejudice any rights that Cordiant has under the Investment Agreement or at law.

Schedule 1 - Board of Directors
--------------------------------------------------------------------------------

1.   Maximum Number of Directors

     The maximum number of Directors of the Company will be 8.

2.   Appointment and Removal of Directors

2.1  Entitlement

     (a) Subject to paragraphs 2.1(b) below, the initial Directors will be appointed as follows:

          (i) the Investors will have the right to appoint and remove, by notice in writing to the Company from time to time, 4 Directors;

          (ii) Cordiant will have the right to appoint and remove, by notice in writing to the Company from time to time, 2 Directors.

          (iii) the Management Shareholders and the Trustee (acting jointly) will have the right to appoint and remove, by notice in writing to the Company from time to time, 2 Directors.

     (b) Subject to clause 16.9, a person holding 15% or more of the issued Shares may appoint one director for every 12.5% of the Shares such person holds. If, after the date of this Agreement, a person acquires Shares, for every 12.5% of the Shares such person holds, that person will be entitled to appoint a Director. If, after the date of this Agreement, the percentage of Shares held by a person falls as a direct consequence of a disposal of Shares by that person, then the number of Directors such person may appoint will be adjusted on the basis of the above appointment threshold and, if such a person has appointed more Directors than such person is permitted to appoint, that person will procure that such number of Directors appointed by it resigns from the Board so as to ensure that it does not have more Board appointees than it is permitted under this paragraph 2.1.

2.2  Chairman

     One of the Directors will be appointed as Chairman by resolution of the Board. The initial Chairman will be Alex Hamill.

3.   Initial Directors

3.1  Initial Investor Directors

     The Investors each undertake that the Directors they will appoint initially will be:

     (a)  Tim Sims;

     (b)  Rickard Gardell;

     (c)  Simon Pillar; and

     (d)  Paul McCullagh.

3.2  Cordiant initial Directors

     Cordiant undertakes that the Directors it will appoint initially will be:

     (a)  David Hearn; and

     (b)  Andrew Boland.

3.3  Management initial Directors

     The Management Shareholders and the Trustee (acting jointly) undertake that the Directors it will appoint initially will be:

     (a)  Ian Smith; and

     (b)  Alex Hamill.

4.   Voting

     At any meeting of the Directors:

     (a) Each Investor Director is entitled to cast the number of votes which is:

          100 x the aggregate Respective Proportions of the Investors (and their Permitted Transferees)
               the aggregate number of Investor Directors

     (b) Each Cordiant Director is entitled to cast the number of votes which is:

          100 x the Respective Proportion of Cordiant (and its Permitted Transferees)
               the aggregate number of Cordiant Directors

     (c) Each Management Director is entitled to cast the number of votes which is:

          100 x the Respective Proportion of the Management Shareholders (and their Permitted Transferees) and the Trustee the aggregate number of Management Directors

     (d) each Investor Director appoints the other Investor Directors as his or her alternate unless otherwise notified to the Company. At any Board meeting where an Investor Director is acting as an alternate for any absent Investor Directors, he or she will have the right to cast the votes that the absent Investor Directors would be entitled to cast if they were present in addition to the votes that he or she is entitled to cast;

     (e) each Cordiant Director appoints the other Cordiant Director(s) as his or her alternate unless otherwise notified to the Company. At any Board meeting where an Cordiant Director is acting as an alternate for any absent Cordiant Director, he or she will have the right to cast the votes that the absent Cordiant Director(s) would be entitled to cast if they were present in addition to the votes that he or she is entitled to cast;

     (f) each Management Director appoints the other Management Director(s) as his or her alternate unless otherwise notified to the Company. At any Board meeting where an Management Director is acting as an alternate for any absent Management Director, he or she will have the right to cast the votes that the absent Management Director(s) would be entitled to cast if they were present in addition to the votes that he or she is entitled to cast;

     (g) the Chairman will not have a casting vote in addition to a deliberative vote;

     (h) subject to clause 5.1, all decisions of the Board will be made by majority vote with each Director (or his or her alternate) being able to cast the number of votes that he or she is entitled under sub-paragraphs (a) - (c) of this paragraph 4.

5.   Quorum

     The quorum for a Board meeting is 3 Directors, of which a majority must be Investor Directors, with at least one Management Director present. If a quorum is not present within 30 minutes after the time appointed for the meeting, the meeting will stand adjourned to the same time and place 24 hours after the meeting and, at the reconvened meeting, the quorum will comprise the Directors present.

6.   Frequency of Meetings

     Unless otherwise agreed in writing by Cordiant and the Investors, the Board will meet 6 times annually at regular intervals.

7.   Time and Location of Meetings

     As far as practicable all monthly meetings of the Board must be held on the same day and week of the month and be held at the same location. Directors will have the right to participate by conference call.

8.   Notice

     A Board meeting will require at least five Business Days' prior written notice to be given to all Directors unless otherwise agreed by all Directors.

9.   Board Papers

     The notice of a Board meeting must include an agenda accompanied by:

     (a) a report from the Chief Executive Officer on the previous one month's trading including, but not limited to, comments on revenues, margins, overheads, profits, cash flow, prospects, a profit and loss statement for the month and year to date relative to budget, consolidated finance report, consolidated balance sheet, major variations to budget and any major commercial issues affecting the current and future trading position of the Company and proposed actions to correct any adverse variances; and

     (b)  a copy of all papers to be considered at that meeting.

10.  Resolutions

     (a) At a meeting of the Board, unless all Directors (whether or not present at the meeting) otherwise resolve, the Board may only resolve matters specifically referred to in the agenda issued for the meeting.

     (b) The Directors may pass a resolution without a Directors' meeting being held if all the Directors sign a document containing a statement that they are in favour of the resolution set out in the document. The resolution is passed when the last Director signs.

     (c) A Directors' meeting may be held by the Directors communicating with each other by any technological means by which they are able simultaneously to hear each other and to participate in discussion.

11.  Directors Remuneration

     Directors will not be paid fees. In respect of all reasonable expenses associated with or incidental to the discharge of their obligations as directors or otherwise in connection with any business of the Company including all travelling, hotel and other expenses (Out of Pocket Expenses) then, the following shall apply:

     (a) Out of Pocket expenses incurred by the Investor Directors, shall be paid by PEP;

     (b) Out of Pocket expenses incurred by the Management Directors, shall be paid by the Company;

     (c) Out of Pocket expenses incurred by the Cordiant Directors, shall be paid by Cordiant.

12.  Interests

     Subject to the terms of this Agreement, directors of the Company may, when exercising a power or performing duties as a director, act in a manner which he or she believes is in the best interests of the Shareholder which appointed the director.

Schedule 2 - Minority rights
--------------------------------------------------------------------------------

1. (Debt Finance) - raise in one or a series of related transactions any debt finance (including the creation of guarantees and encumbrances over assets) with a total value of $10 million or more.

2.   (Share Capital) - issue share capital or other securities:

     (a) having a combined value of $10 million or more in any one issue or a series of related issues: or

     (b)  above an aggregate annual value of $20 million.

3.   (Acquisitions and Disposals) - enter into:

     (a) any acquisition or disposal or series of related transactions with a value of $10 million or more (inclusive of any deferred consideration and earn out payments); or

     (b) acquisitions or disposals above an aggregate annual value of $20 million (inclusive of any deferred consideration and earn out payments).

4. (Related Party Transactions) - enter into a transaction with a related party, provided that for the purpose of this Agreement the term related party has the same meaning as it would have in section 228 of the Act if that section applied to proprietary companies as well as public companies, and also the term includes all Shareholders and their Affiliates.

5. (Ordinary Course of Business) - matters or transactions outside the ordinary course of business.

6.   (Delegation) - delegate any of the powers of the Board.

Schedule 3 - Company covenants
--------------------------------------------------------------------------------

1.   (Insurances)

     (a) Take out and maintain insurance policies in respect of all risks that a prudent person would insure in relation to the conduct of a business similar to the Business including indemnity insurance policies in respect of the assets of the Company.

     (b) Review those policies annually so as to ensure that the policies are maintained so as to achieve the objective in paragraph (a) above.

2. (D & O Insurances) Subject to the provisions of the Act take out and, at all times maintain directors' and officers' liability insurance in relation to all Directors of the Company providing cover in the amount and of a level reasonably required by the Investor and Cordiant.

3. (Auditors' Report on Transactions) Procure the Auditors to provide, with every statutory audit report on the Company, a report of particulars of every transaction affecting that corporation and in which any Shareholder or any officer or senior executive of that corporation has participated whether as a party or otherwise.

4. (Deeds of Access and Indemnity) Enter into Deeds of Access and Indemnity with each Director, which deeds shall provide for indemnification of the Director, access to Company books by the Director for the purpose of defending an action against the Director for breach of duty and maintenance of D & O insurance for the Director, after he or she ceases to be a Director, each to the maximum extent permitted by law.

Schedule 4 - Financial and other reporting
--------------------------------------------------------------------------------

1.   Monthly

     Within 15 days after the last day of each month - unaudited management and financial reports for the immediately preceding month comprising and including at least:

     (a) a profit and loss account and cash flow statement for the immediately preceding month;

     (b)  a balance sheet as at the end of that immediately preceding month; and

     (c)  a variance analysis of actual performance vs. budget.

2.   Quarterly

     Within 15 days after the end of each calendar quarter - unaudited quarterly management accounts for the immediately preceding quarter, comprising and including at least:

     (a)  commentary on the financial performance for that quarter; and

     (b) a re-forecast for the performance of the Company for the remainder of the financial year and for the following 12 months.

3.   Annual

     Within 45 days after the end of each Financial Year - financial statements audited by the Auditor (including consolidated profit and loss accounts, balance sheets and cash flow statements) in respect of that Financial Year.

4.   Minutes

     At the same time as they are provided to the Directors and in any event within 10 Business Days after each meeting:

     (a)  minutes of all Board meetings; and

     (b)  minutes of all Shareholder meetings.

5.   Offer information

     Immediately after receipt by the Company of any offer for the purchase of any Shares, a Trade Sale or any interest in any Subsidiary, full details of that offer.

6.   General

     Details of any key operational events as they occur eg. incoming or outgoing key employees, winning or losing key accounts and other material developments potentially affecting the financial position or prospects of the Business.

Schedule 5 - Deed of Accession
--------------------------------------------------------------------------------

THIS DEED is made the     day of

by

of

(Acceding Party)

RECITAL

This Deed is supplemental to a Shareholders Agreement dated [               ]
between Cordiant Communications Group Australia Pty Limited, Cordiant Communications Group plc and others (Shareholders Agreement).

OPERATIVE PART

1.   The Acceding Party:

     (a) confirms that it has been supplied with a copy of the Shareholders Agreement; and

     (b) covenants with all present parties thereto (whether original or by accession) (Parties) to observe, perform and be bound by all the terms of the Shareholders Agreement to the intent and effect that the Acceding Party will be deemed with effect from the date on which the Acceding Party is registered as a Shareholder of the Company to be a party to the Shareholders Agreement.

2. The Address of the Acceding Party for the purposes of the Shareholders Agreement will, until substituted in accordance therewith, be as follows:

     [                    ]

3. This Deed will be governed by and construed in accordance with the laws of Australia.



EXECUTED as a deed.

EXECUTED by [                    ]      )
                                        )
                                        )
                                        )


------------------------------------    ----------------------------------------
Signature of secretary                  Signature of director


------------------------------------    ----------------------------------------
Name of secretary (print)               Name of director (print)

Schedule 6 - Investors
--------------------------------------------------------------------------------

BAIN PACIFIC ASSOCIATES, LLC, of C/- Bain Capital LLC, 111 Huntington Avenue, Boston, Massachusetts, 02199, United States of America

BCIP ASSOCIATES II of C/- Bain Capital LLC, 111 Huntington Avenue, Boston, Massachusetts, 02199, United States of America

BCIP ASSOCIATES II-B of C/- Bain Capital LLC, 111 Huntington Avenue, Boston, Massachusetts, 02199, United States of America

PACIFIC EQUITY PARTNERS FUND I PTY LIMITED (ACN 083 026 822) of C/- Pacific Equity Partners Pty Limited, Level 36, 2 Chifley Square, Sydney, New South Wales, 2000

PACIFIC EQUITY PARTNERS (NZ) LIMITED of C/- Chapman Tripp Sheffield Young, Level 35, Coopers & Lybrand Tower, 23-29 Albert Street, Auckland, New Zealand

PEP CO-INVESTMENT PTY LIMITED (ACN 083 026 859) of C/- Pacific Equity Partners Pty Limited, Level 36, Chifley Tower, 2 Chifley Square, Sydney, New South Wales, 2000

PEP INVESTMENT PTY LIMITED (ACN 083 926 084) of C/- Pacific Equity Partners Pty Limited, Level 36, Chifley Tower, 2 Chifley Square, Sydney, New South Wales, 2000

Schedule 7 - Management Shareholders
--------------------------------------------------------------------------------

David Murray

Jenny Bridge

Don Alford

Mike Broadhead

Andrew Chambers

Mary Clark

Teressa Doughty

Graham Edwards

Carolyn Fox

Marielle Ewington

Peter Fitzhardinge

Sally Haysom

Gordon Higgins

Sangeeta Leach

Perry Lopez

Brett Matthews

John Morton

Mark Pejic

Paul Rees-Jones

Mark Richardson

Rafe Ring



The address for each Management Shareholder listed above will be c/- 35 Clarence Street, Sydney, NSW 2000.

Schedule 8 - Warranties
--------------------------------------------------------------------------------

1.   Information

1.1 All information which has been given by Management in the course of the negotiations leading to this Agreement and the Acquisition Transaction was when given and is at the date hereof not misleading or deceptive in any material respect.

1.2 There is no fact, matter or circumstance concerning the business or affairs of the Business which is or might reasonably be considered to be material for disclosure to a reasonable buyer for value which has not been disclosed by Management or provided by Management in connection with the due diligence investigations of the Investors. For the purpose of warranty 1.2 'material' means an amount that impacts the net assets or EBIT of the Business by $500,000 or more.

1.3 The Business Plan has been honestly and diligently prepared with due care and attention and is believed by the Management Warrantors to be reasonable in all respects. With the exception of any statement or figure relating to market growth rates (prepared in reliance on external sources), the forecasts as to the future prospects of the business and affairs of the Business contained in the Business Plan are based on assumptions which have been fully and carefully considered by the Management Warrantors and which the Management Warrantors believe are reasonable.

1.4 Notwithstanding any other provision of this agreement, no warranty is given in connection with, and the Management Warrantors express no opinion on, any forecast, projection, estimate or statement of opinion or belief contained in any document or information referred to in paragraph 1.1 and 3 (including without limitation the Management Accounts).

2.   Management

2.1 There are no existing contracts or arrangements with relate to the Business in which any member of Management has a direct or indirect interest either personally or through a related party or entity.

2.2 No member of Management is either alone or jointly with or as manager, adviser, consultant, agent or employee of any person directly or indirectly engaged in any business other than the Business.

2.3 No member of Management is concerned or interested in any way in any business competing with that carried on by the Business or the business of any supplier or customer of the Business.

2.4 He or she has never been charged with or convicted of any criminal offence other than a road traffic offence (except one involving a custodial sentence, whether suspended or not) nor have bankruptcy or any analogous proceedings been brought or threatened in respect of him or her, and he or she is not aware of any facts or matters which they believe might give rise to any such criminal or bankruptcy proceedings.

3.   Accounts

3.1 The Accounts show a true and fair view of the assets, liabilities and state of affairs of the Business as at the Accounts Date and of the profits and losses of the Business for the financial year ended on the Accounts Date, and have been prepared in accordance with the law and applicable standards, principles and practices generally accepted in Australia.

3.2 The Management Accounts have been properly prepared with due care and attention on a basis consistent with each other and with the Accounts. So far as the Management Warrantors are aware, the Management Accounts show a true and fair view of the assets and liabilities of the Business.

4.   Effect Of Sale

     Management have not received any notices or indications (whether written or oral) that all relationships with key customers and suppliers will not be maintained in materially the same form or that there will be any other material adverse impact on the Business as a result of the Acquisition Transaction.

5.   Employees

     The details of the terms of the employment arrangements (including all benefits) of each member of Management together with details of all non-contractual benefits have been to disclosed to the Investors.

6.   Compliance with law

6.1 The Business has conducted its business and dealt with its assets in all material respects in accordance with all applicable legal and administrative requirements in any jurisdiction.

6.2 There are no issues in existence, relating to legal compliance, regulatory or environmental matters, which could have a materially adverse effect on the future performance of the Business.

7.   Litigation

     So far as the Management Warrantors are aware,

     (a)  no fact or circumstance exists which is likely to give rise to; and

     (b)  no notice has been received of any proposal to commence,

          a civil, criminal, arbitration, administrative or other proceeding in any jurisdiction and there is no other contingent liability involving a Group Company (or a person for whose acts or defaults a Group Company may be vicariously liable) which could result in a materially adverse effect on the future performance of the Group.

8.   Brokerage or commissions

     There is no agreement or arrangement under which any member of Management or any person who is a connected person with any member of Management is to receive from any person and, so far as the Management Warrantors are aware, no person is entitled to receive from any part of the Business, or any third party any finder's or other fee, brokerage or commission in connection with this Agreement or any of the matters contemplated or referred to in this Agreement.

9.   Current trading

     Since the Accounts Date:

     (a) the business and activities of the Business have been carried on in the ordinary and usual course;

     (b) there has been no adverse change in the financial or trading position or prospects of the Business;

     (c) the Business has not, other than in the ordinary cause of trading, acquired or disposed of or agreed to acquire or dispose of any material asset or assumed or incurred or agreed to assume or incur any material liability expenditure or obligation; and

     (d) there has been no change in the accounting policies, practices and principles used in the Business.

Schedule 9 - Management Warrantors
--------------------------------------------------------------------------------

Name                     Business Unit                          Warranties

Ian Smith                All business units                     1.1, 1.2, 1.3, 2.1, 2.2, 2.3, 2.4,
                                                                4, 5, 6.1, 6.2, 7, 8, 9(a), (b), and
                                                                (c).

David Murray             All business units                     1.1, 1.2, 1.3, 2.1, 2.2, 2.3, 2.4,
                                                                3.1, 3.2, 4, 5, 6.1, 6.2, 7, 8,
                                                                9(a), (b), (c) and (d).

Gavin Partridge          Marketing Services                     1.1, 1.2, 1.3, 2.4, 4, 5, 6.1, 6.2,
                                                                7, 8, 9(a), 9(b), and 9(c).

Anne Parsons             Zenith                                 1.1, 1.2, 1.3, 2.4, 4, 5, 6.1, 6.2,
                                                                7, 8, 9(a), 9(b), and 9(c).

Jenny Bridge             All business units                     1.1, 1.2, 1.3, 2.4, 4, 5, 6.1, 6.2,
                                                                7, 8, 9(a), 9(b), and 9(c).

Douglas Nicol            George Patterson Bates, Sydney         1.1, 1.2, 1.3, 2.4, 4, 5, 6.1, 6.2,
                                                                7, 8, 9(a), 9(b), and 9(c).

Jane Neale               George Patterson Bates, Sydney         1.1, 1.2, 1.3, 2.4, 4, 5, 6.1, 6.2,
                                                                7, 8, 9(a), 9(b), and 9(c).).

Anthony Philips          George Patterson Bates, Melbourne      1.1, 1.2, 1.3, 2.4, 4, 5, 6.1, 6.2,
                                                                7, 8, 9(a), 9(b), and 9(c).

Schedule 10 - Management Disclosures
--------------------------------------------------------------------------------

Schedule 11 - Matters requiring Board approval
--------------------------------------------------------------------------------

1. (Chairman and Senior Management) appoint or remove any person as the chairman, chief executive officer, chief operating officer or chief financial officer of a Group Company or materially change the role or responsibilities of any such person.

2. (Power to Appoint Directors of other corporation) appoint or remove any director of a corporation in relation to which the Company has the power to appoint or remove a director.

3. (Remuneration and Bonuses) except as approved under the Business Plan, agree to:

     (a)  an increase in the remuneration per annum payable to any director; or

     (b)  any executive, profit or other bonus being paid to any director.

4. (Securities) issue or allot or grant any right to issue or allot any securities.

5. (Borrowings) except as budgeted for in the Business Plan, make any borrowing or accept any financial accommodation of an amount greater than $1 million.

6. (Encumbrances) create any mortgage, charge, pledge or other encumbrance that is not included in the Business Plan over any asset or undertaking.

7. (Guarantee) give or enter into any guarantee, letter of comfort or performance bond, that is not included in the Business Plan.

8. (Business Plan and Budgets) adopt or vary any Business Plan or any other operating, capital or cash budget or business financial plan.

9.   (Auditor) appoint or remove the auditor.

10.  (Constitution) make any amendment to the constitution.

11. (Acquisitions and Disposals) except as approved under the Business Plan, acquire or dispose of the business, any company or business or enter into any joint venture or partnership.

12. (Assets) sell or purchase assets (either tangible or intangible) having a value greater than $100,000 except as approved under the Business Plan.

13.  (Winding Up) take any step to dissolve or wind up the company.

14. (Capital Expenditure) except as approved under the Business Plan, incur any capital expenditure exceeding $100,000 in a Financial Year.

15. (Related Party Transactions) enter into any contract or other arrangement with any director or any Associate (as defined in the Act) of a director.

16. (Change in Nature of Business) cease to carry on, or materially alter the scale of operations of, the business or commence any business or operational activities other than the business.

17. (Finance and Operating Leases) except as approved under the Business Plan, enter into any finance or operating lease with a cost over $100,000 per annum.

18. (Contracts) enter into, terminate, amend or vary any contract outside the ordinary course of business.

19. (Accounting Standards and Principles) materially alter the Accounting Standards or principles previously adopted by the company for the preparation or presentation of any individual or consolidated financial statements unless required to do so by law.

20. (Balance Date) change the balance date or alter the accounting period of the company.

21. (Loans) make any loan, provide any credit or other financial accommodation to any person other than in the ordinary course of business.

22. (Financial Assistance) provide any loans or other financial assistance to any director or his associates or vary the terms of any loans or other financial assistance previously provided to any director or his associates.

23. (Disputes) commence or conduct any proceedings (including with any tax authority) other than debt collection in the ordinary course of business except for any disputes between the Company and the Investors or its related entities.

24. (Special Resolution) pass any special resolution of the shareholders of that company.

25. (Committees of Directors) appoint, dissolve or alter the composition of any committee of the board of directors.

26.  (Dividends) declare, make or pay any dividend or other distribution.

27. (Partnerships and Joint Ventures) enter into, amend or vary any partnerships of joint ventures.

28. (Insurance) amend or vary the insurance cover over the Company or the Business or any key man insurance policies.

Signing page
--------------------------------------------------------------------------------

EXECUTED as an agreement


Executed by The Communications Group
Holdings Pty Limited


/s/ [Authorized Person]                      /s/ [Authorized Person]
--------------------------------------- <--  --------------------------------------- <--
Signature of director                        Signature of director/company secretary
                                             (Please delete as applicable)



---------------------------------------      ---------------------------------------
Name of director (print)                     Name of director/company secretary (print)


Signed for Cordiant Communications
(Australia) Pty Ltd by its duly authorised attorney in the presence of


                                              /s/ [Authorized Person]
--------------------------------------- <--  --------------------------------------- <--
Signature of witness                         Signature of Attorney


---------------------------------------      ---------------------------------------
Name of witness (print)                      Name of Attorney (please print)


Signed by Ian Smith as attorney for Don
Alford in the presence of


                                              /s/ Ian Smith
--------------------------------------- <--  --------------------------------------- <--
Signature of witness                         Ian Smith


---------------------------------------
Name of witness (print)


Signed by Ian Smith as attorney for Mike
Broadhead in the presence of


                                              /s/ Ian Smith
--------------------------------------- <--  --------------------------------------- <--
Signature of witness                         Ian Smith


---------------------------------------
Name of witness (print)

Signed by Ian Smith as attorney for
Graham Edwards in the presence of


                                              /s/ Ian Smith
--------------------------------------- <--  --------------------------------------- <--
Signature of witness                         Ian Smith


---------------------------------------
Name of witness (print)


Signed by Ian Smith as attorney for
Andrew Chambers in the presence of


                                              /s/ Ian Smith
--------------------------------------- <--  --------------------------------------- <--
Signature of witness                         Ian Smith


---------------------------------------
Name of witness (print)


Signed by Ian Smith as attorney for Mary
Clark in the presence of


                                              /s/ Ian Smith
--------------------------------------- <--  --------------------------------------- <--
Signature of witness                         Ian Smith


---------------------------------------
Name of witness (print)


Signed by Ian Smith as attorney for
Teressa Doughty in the presence of


                                              /s/ Ian Smith
--------------------------------------- <--  --------------------------------------- <--
Signature of witness                         Ian Smith


---------------------------------------
Name of witness (print)


Signed by Ian Smith as attorney for Sally
Haysom in the presence of


                                              /s/ Ian Smith
--------------------------------------- <--  --------------------------------------- <--
Signature of witness                         Ian Smith


---------------------------------------
Name of witness (print)

Signed by Ian Smith as attorney for Perry
Lopez in the presence of


                                              /s/ Ian Smith
--------------------------------------- <--  --------------------------------------- <--
Signature of witness                         Ian Smith


---------------------------------------
Name of witness (print)


Signed by Ian Smith as attorney for John
Morton in the presence of


                                              /s/ Ian Smith
--------------------------------------- <--  --------------------------------------- <--
Signature of witness                         Ian Smith


---------------------------------------
Name of witness (print)


Signed by Ian Smith as attorney for
Marielle Ewington in the presence of


                                              /s/ Ian Smith
--------------------------------------- <--  --------------------------------------- <--
Signature of witness                         Ian Smith


---------------------------------------
Name of witness (print)


Signed by Ian Smith as attorney for Peter
Fitzhardinge in the presence of


                                              /s/ Ian Smith
--------------------------------------- <--  --------------------------------------- <--
Signature of witness                         Ian Smith


---------------------------------------
Name of witness (print)


Signed by Ian Smith as attorney for Mark
Pejic in the presence of


                                              /s/ Ian Smith
--------------------------------------- <--  --------------------------------------- <--
Signature of witness                         Ian Smith


---------------------------------------
Name of witness (print)

Signed by Ian Smith as attorney for
Gordon Higgins in the presence of


                                              /s/ Ian Smith
--------------------------------------- <--  --------------------------------------- <--
Signature of witness                         Ian Smith


---------------------------------------
Name of witness (print)


Signed by Ian Smith as attorney for
Sangeeta Leach in the presence of


                                              /s/ Ian Smith
--------------------------------------- <--  --------------------------------------- <--
Signature of witness                         Ian Smith


---------------------------------------
Name of witness (print)


Signed by Ian Smith as attorney for Brett
Matthews in the presence of


                                              /s/ Ian Smith
--------------------------------------- <--  --------------------------------------- <--
Signature of witness                         Ian Smith


---------------------------------------
Name of witness (print)


Signed by Ian Smith as attorney for Mark
Richardson in the presence of


                                              /s/ Ian Smith
--------------------------------------- <--  --------------------------------------- <--
Signature of witness                         Ian Smith


---------------------------------------
Name of witness (print)


Signed by Ian Smith as attorney for Rafe
Ring in the presence of


                                              /s/ Ian Smith
--------------------------------------- <--  --------------------------------------- <--
Signature of witness                         Ian Smith


---------------------------------------
Name of witness (print)

Executed by TCG Nominee Pty Ltd on
behalf of the TCG Trust by an authorised officer in the presence of:


                                              /s/ [Authorized Person]
                                             --------------------------------------- <--
                                             Signature of officer


--------------------------------------- <--  ---------------------------------------
Signature of witness                         Name of officer (print)


---------------------------------------      ---------------------------------------
Name of witness (print)                      office held


Signed by Ian Smith as attorney for Paul
Rees-Jones in the presence of


                                              /s/ Ian Smith
--------------------------------------- <--  --------------------------------------- <--
Signature of witness                         Ian Smith


---------------------------------------
Name of witness (print)


Signed by Ian Smith in the presence of


                                              /s/ Ian Smith
--------------------------------------- <--  --------------------------------------- <--
Signature of witness                         Ian Smith


---------------------------------------
Name of witness (print)


Signed by David Murray in the presence of


                                              /s/ David Murray
--------------------------------------- <--  --------------------------------------- <--
Signature of witness                         David Murray


---------------------------------------
Name of witness (print)


Signed by Ian Smith as attorney for Anne
Parsons in the presence of


                                              /s/ Ian Smith
--------------------------------------- <--  --------------------------------------- <--
Signature of witness                         Ian Smith


---------------------------------------
Name of witness (print)

Signed by Ian Smith as attorney for
Carolyn Fox in the presence of


                                              /s/ Ian Smith
--------------------------------------- <--  --------------------------------------- <--
Signature of witness                         Ian Smith


---------------------------------------
Name of witness (print)


Signed by Ian Smith as attorney for Gavin
Partridge in the presence of


                                              /s/ Ian Smith
--------------------------------------- <--  --------------------------------------- <--
Signature of witness                         Ian Smith


---------------------------------------
Name of witness (print)


Signed by Jenny Bridge in the presence of


                                              /s/ Jenny Bridge
--------------------------------------- <--  --------------------------------------- <--
Signature of witness                         Jenny Bridge


---------------------------------------
Name of witness (print)


Signed by Ian Smith as attorney for
Douglas Nicol in the presence of


                                              /s/ Ian Smith
--------------------------------------- <--  --------------------------------------- <--
Signature of witness                         Ian Smith


---------------------------------------
Name of witness (print)


Signed by Ian Smith as attorney for Jane
Neale in the presence of


                                              /s/ Ian Smith
--------------------------------------- <--  --------------------------------------- <--
Signature of witness                         Ian Smith


---------------------------------------
Name of witness (print)

Signed by Ian Smith as attorney for
Anthony Phillips in the presence of


                                              /s/ Ian Smith
--------------------------------------- <--  --------------------------------------- <--
Signature of witness                         Ian Smith


---------------------------------------
Name of witness (print)

Signed for Pacific Equity Partners Fund I
Pty Limited by an authorised officer in the   /s/ [Authorized Person]
presence of                                  --------------------------------------- <--
                                             Signature of officer


--------------------------------------- <--  ---------------------------------------
Signature of witness                         Name of officer (print)


---------------------------------------      ---------------------------------------
Name of witness (print)                      Office held


Signed for Pacific Equity Partners (NZ)
Limited by an authorised officer in the        /s/ [Authorized Person]
presence of                                  --------------------------------------- <--
                                             Signature of officer


--------------------------------------- <--  ---------------------------------------
Signature of witness                         Name of officer (print)


---------------------------------------      ---------------------------------------
Name of witness (print)                      Office held

Signed for PEP Co-Investment Pty
Limited by an authorised officer in the        /s/ [Authorized Person]
presence of                                  --------------------------------------- <--
                                             Signature of officer


--------------------------------------- <--  ---------------------------------------
Signature of witness                         Name of officer (print)


---------------------------------------      ---------------------------------------
Name of witness (print)                      Office held


Signed for PEP Investment Pty Limited by       /s/ [Authorized Person]
an authorised officer in the presence of     -------------------------------------- <--
                                             Signature of officer


--------------------------------------- <--  ---------------------------------------
Signature of witness                         Name of officer (print)


---------------------------------------      ---------------------------------------
Name of witness (print)                      Office held


Signed for Bain Pacific Associates, LLC        /s/ [Authorized Person]
by an authorised officer in the presence of  --------------------------------------- <--
                                             Signature of officer


--------------------------------------- <--  ---------------------------------------
Signature of witness                         Name of officer (print)


---------------------------------------      ---------------------------------------
Name of witness (print)                      Office held


Signed for BCIP Associates II by an            /s/ [Authorized Person]
authorised officer in the presence of        --------------------------------------- <--
                                             Signature of officer


--------------------------------------- <--  ---------------------------------------
Signature of witness                         Name of officer (print)


---------------------------------------      ---------------------------------------
Name of witness (print)                      Office held

Signed for BCIP Associates II-B by an          /s/ [Authorized Person]
authorised officer in the presence of        --------------------------------------- <--
                                             Signature of officer


--------------------------------------- <--  ---------------------------------------
Signature of witness                         Name of officer (print)


---------------------------------------      ---------------------------------------
Name of witness (print)                      Office held